As filed with the Securities and Exchange Commission on February 12, 1998

                                File No. 811-9130

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                 Amendment No. 9


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                             SCHRODER CAPITAL FUNDS
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900

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                           Catherine S. Wooledge, Esq.
                         Forum Financial Services, Inc.
                   Two Portland Square, Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:
                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                 One International Place, Boston, MA 02110-2624

                               Alexandra Poe, Esq.
                 Schroder Capital Management International Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019


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This Registration  Statement becomes effective  immediately  pursuant to Section
8(b) of the Investment Company Act of 1940, as amended.

No securities are being registered under the Securities Act of 1933.

                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, to amend Registrant's Registration Statement for Schroder EM Core Portfolio and Schroder International Smaller Companies Portfolio and does not affect the previously filed Parts A and B for International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Global Growth Portfolio and Schroder U.S. Smaller Companies Portfolio.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

                           SCHRODER EM CORE PORTFOLIO

                                FEBRUARY 10, 1998


         Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each, a "portfolio" and collectively, the "portfolios"). The Trust currently offers six portfolios: Schroder EM Core Portfolio (the "Portfolio"),
International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Global Growth Portfolio, Schroder International Smaller Companies Portfolio, and Schroder U.S. Smaller Companies Portfolio. Additional portfolios may be added in the future. This Part A relates solely to the Portfolio. Schroder Capital Management International Inc. ("SCMI") is the Portfolio's investment adviser.

                        GENERAL DESCRIPTION OF REGISTRANT

         The Trust was organized as a business trust under the law of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any other portfolios now existing or created in the future, belong only to the Portfolio or those other portfolios, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is classified as "non-diversified" under the 1940 Act and commenced operations on or about October 31, 1997.

         Interests in the Portfolio are offered solely through private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (the "1933 Act") on a no-load basis exclusively to qualified investors as described under "General Description of Registrant". Investments in the Portfolio may be made only by certain qualified investors, including other investment companies (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in the Portfolio. An investor may obtain information on subscribing to an Interest in the Portfolio by contacting the placement agent at Two Portland Square, Portland, Maine 04101,
(207) 879-1900. The Trust, investment adviser and placement agent reserve the right to refuse to accept a subscription for any reason.

THE TRUST'S SECURITIES DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. INTERESTS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER: (1) THE TERMS OF THE TRUST'S TRUST INSTRUMENT, AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  INVESTMENT OBJECTIVE AND INVESTMENT POLICIES

         The Portfolio's investment objective is to seek long-term capital appreciation. It seeks to achieve this objective through investment in equity securities of issuers domiciled or doing business in emerging market countries in regions such as Southeast Asia, Latin America, and Eastern and Southern Europe. There can be no assurance that the Portfolio will achieve its investment objective.

         The Portfolio's investment objective and fundamental investment policies may not be changed without a majority vote of the holders of the Portfolio's outstanding voting Interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act). Unless otherwise indicated, all other investment policies are not fundamental and may be changed by the Trust's Board of Trustees (the "Board") without prior investor approval. The following specific policies and limitations are considered at the time of any purchase. Additional investment techniques, risks and restrictions concerning the Portfolio's investments are described below and under "Risk Considerations" and "Investment Restrictions" in Part A and "Investment Restrictions" in Part B.

         Under normal market conditions, the Portfolio invests at least 65% of its total assets in emerging market equity securities, including common stocks, preferred stocks, convertible preferred stocks, stock rights and warrants, and convertible debt securities. (Investments in stock rights and warrants are not considered for purposes of determining compliance with this policy.) The Portfolio may invest up to 35% of its total assets in high-risk debt securities that are unrated or rated below investment grade. See "Debt Securities" and "Risk Considerations -- Debt Securities". The Portfolio may acquire emerging market securities that are not denominated in emerging market currency. Under certain circumstances, the Portfolio may invest indirectly in emerging market securities by investing in other investment companies or vehicles. See "Investment in Other Investment Companies or Vehicles".

         In recent years, many emerging market countries have begun programs of economic reform: removing import tariffs, dismantling trade barriers, deregulating foreign investment, privatizing state owned industries, permitting the value of their currencies to float against the dollar and other major currencies, and generally reducing the level of state intervention in industry and commerce. Important intra-regional economic integration also holds the promise of greater trade and growth. At the same time, significant progress has been made in restructuring the heavy external debt burden that certain emerging market countries accumulated during the 1970s and 1980s. While there is no assurance that these trends will continue, the Portfolio's investment adviser will seek out attractive investment opportunities in these countries.

         "Emerging market" countries are all those not included in the Morgan Stanley Capital International World Index ("MSCI World") of major world economies. If, however, the investment adviser determines that the economy of an MSCI World - listed country is an emerging market economy, the investment adviser may include such country in the emerging market category. The following countries currently are excluded from the Portfolio's emerging market category:
Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States of America. The Portfolio does not necessarily seek to diversify investments on a geographic basis and may invest more than 25% of its total assets in issuers located in any one country. See "Risk Considerations -- Geographic Concentration".

         An issuer of a security is considered to be domiciled or doing business in an emerging market when: (1) it is organized under the laws of an emerging market country; (2) its primary securities trading market is in an emerging market country; (3) in the judgment of the investment adviser, at least 50% of the issuer's revenues or profits are derived from goods produced or sold, investments made, or services performed in emerging market countries; or (4) it has at least 50% of its assets situated in emerging market countries. The Portfolio's investment adviser may consider investment companies to be located in the country or countries in which they primarily invest.

         COMMON AND PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK AND WARRANTS. The Portfolio's investments include common or preferred stock of established emerging market companies that are listed on recognized securities exchanges or traded in other established markets. However, the Portfolio may make limited investments in convertible preferred stock, warrants and stock rights.

         Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company but rather, upon liquidation of the company, would be entitled to their pro rata share of the company's assets after creditors (including fixed-income securityholders) and any preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is also a shareholder and not a creditor of the company. Emerging market equity securities may be traded in the over-the-counter market or on a securities exchange, but such securities are not traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by the Portfolio of a security to meet withdrawals by interestholders may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the "book value" of an issuer or other objective measure of a company's worth.

         Convertible preferred stock generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive the dividend paid on preferred stock until the convertible security is converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities usually are senior to common stock in a company's capital structure but usually are subordinated to non-convertible debt securities. In general, the value of a convertible security is a function of its investment value as a fixed-income security and the value of the underlying stock into which it will convert. As a fixed-income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise.

         The Portfolio also may invest in warrants. Warrants are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

         AMERICAN DEPOSITARY RECEIPTS ("ADRS"). Due to the absence of established securities markets in certain emerging market countries and restrictions in certain countries on direct investment by foreign entities, the Portfolio may invest in certain emerging market issuers through the purchase of sponsored and unsponsored American Depositary Receipts or other similar securities, such as American Depositary Shares, Global Depositary Shares or International Depositary Receipts. ADRs are receipts typically issued by U.S. banks evidencing ownership of the underlying securities into which they are convertible. These securities may or may not be denominated in the same currency as the underlying securities. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of unsponsored ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

         DEBT SECURITIES. The Portfolio may seek capital appreciation through investment in emerging market convertible or non-convertible debt securities. Capital appreciation in debt securities may arise as a result of a favorable change in relative foreign exchange rates, in relative interest-rate levels, or in the creditworthiness of issuers. Because convertible debt is convertible into stock under specified conditions, the value of convertible debt also is affected normally by changes in the value of the issuer's equity securities. The receipt of income from debt securities is incidental to the Portfolio's objective of long-term capital appreciation. Such income can be used, however, to offset the operating expenses of the Portfolio. The Portfolio also may invest to a certain extent in debt securities in order to participate in debt-to-equity conversion programs incident to corporate reorganizations.

         The Portfolio may invest in debt securities issued or guaranteed by emerging market governments (including countries, provinces and municipalities) or their agencies and instrumentalities ("governmental entities"); debt securities issued or guaranteed by international organizations designated or supported by multiple foreign governmental entities (which are not obligations of foreign governments) to promote economic reconstruction or development; and debt securities issued by corporations or financial institutions.

         The Portfolio may invest up to 35% of its total assets in non-convertible investment-grade emerging market debt securities, including debt securities that are unrated or are rated below investment grade (below "Baa" by Moody's or "BBB" by S&P). For a further description of S&P's and Moody's securities ratings, see the Appendix to Part B. Investors should note that even debt securities rated "Baa" by Moody's are considered to have speculative characteristics. Below investment-grade securities (and unrated securities of comparable quality) ("high yield/high risk securities") are predominantly speculative with respect to the capacity to pay interest and repay principal, and generally involve a greater volatility of price than securities in higher rating categories. These securities are commonly referred to as "junk" bonds. The risks associated with high yield/high risk securities are generally greater than those associated with higher-rated securities. See "Risk Considerations -- High Yield/High Risk Securities". The Portfolio is not obligated to dispose of securities due to rating changes by the rating agencies. The Portfolio is not authorized to purchase debt securities that are in default, except for sovereign debt (discussed above) in which the Portfolio may invest no more than 5% of its total assets while such sovereign debt securities are in default.

         BRADY BONDS. The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructuring (under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady). Brady Bonds have been issued only recently and, therefore, do not have a long payment history. Brady Bonds may have collateralized and uncollateralized components, are issued in various currencies, and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered U.S. government securities. In light of the residual risk associated with the uncollateralized portions of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative. Brady Bonds could be subject to restructuring arrangements or to requests for new credit, which could cause the Portfolio to suffer a loss of interest or principal on its holdings. For further information see "Brady Bonds" in Part B.

         FOREIGN EXCHANGE CONTRACTS. Changes in currency exchange rates will affect the U.S. dollar values of securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors, many of which may be difficult (if not impossible) to predict. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

         The Portfolio may enter into forward contracts for the purchase or sale of foreign currency: (1) to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities; or (2) to hedge against the possibility that a foreign currency may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. This method of attempting to hedge against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of securities and exposes the Portfolio to the risk that the counterparty is unable to perform. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency.

         The Portfolio does not intend to maintain a net exposure to such contracts if the fulfillment of obligations under such contracts would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in the currency. The Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. The Portfolio will generally not enter into a forward contract with a term of greater than one year. Forward contracts are not exchange traded, and there can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a forward contract. Currently, only a limited market, if any, exists for hedging transactions relating to currencies in certain emerging markets or to securities of issuers domiciled or principally engaged in business in certain emerging markets. This may limit the Portfolio's ability to hedge its investments in those markets. These contracts involve a risk of loss if SCMI fails to predict accurately changes in relative currency values. See "Risk Considerations -- Currency Fluctuations and Devaluations".

         OPTIONS AND FUTURES TRANSACTIONS. Although the Portfolio does not presently intend to do so, it may: (1) write covered call options on portfolio securities, and the U.S. dollar and emerging market currencies without limit;
(2) write covered put options on portfolio securities, the U.S. dollar and emerging market currencies with the limitation that the aggregate value of the obligations underlying the puts determined as of the date the options are sold will not exceed 50% of the Portfolio's net assets; (3) purchase call and put options in amounts up to 5% of its total assets; and (4)(a) purchase and sell exchange-traded futures contracts on underlying portfolio securities, any emerging market currency, U.S. and emerging market fixed-income securities and such indices of U.S. or emerging market equity or fixed-income securities as may exist or come into being, and (b) purchase and write call and put options on such futures contracts, in all cases involving such futures contracts or options on futures contracts for hedging purposes only, and without limit, except that the Portfolio may not enter into futures contracts or purchase related options if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts generally exceeds 5% of the value of the Portfolio's total assets. All of the foregoing are referred to as "Hedging Instruments".

         In general, the Portfolio may use Hedging Instruments: (1) to protect against declines in the market value of the Portfolio's portfolio securities or stock index futures, and the currencies in which they are denominated, or (2) to establish a position in securities markets as a temporary substitute for purchasing securities. The Portfolio will not use Hedging Instruments for speculation. Hedging Instruments have certain risks associated with them, including: (1) the possible failure of such instruments as hedging techniques in cases where the price movement of the securities underlying the options or futures does not follow the price movements of the portfolio securities subject to the hedge; (2) potentially unlimited loss associated with futures transactions and the possible lack of a liquid secondary market for closing out a futures position; and (3) possible losses resulting from the inability of the Portfolio's investment adviser to predict the direction of stock prices, interest rates, relative currency values and other economic factors. In addition, only a limited market, if any, currently exists for hedging transactions relating to currencies in many emerging markets or to securities of issuers domiciled or principally engaged in business in emerging markets. This may limit the Portfolio's ability to hedge its investments in such emerging market countries. The Portfolio has no plans to enter into currency futures or options contracts but may do so in the future. See "Options and Futures Transactions" in Part B for additional information on Hedging Instruments the Portfolio may use and the associated risks.

         WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES AND FORWARD COMMITMENTS. The Portfolio may purchase securities on a when-issued or delayed-delivery basis or may purchase or sell securities on a forward-commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment may take place a month or more after the date of the commitment. There is no overall limit on the percentage of the Portfolio's assets that may be committed to the purchase of securities on a when-issued, delayed-delivery or forward-commitment basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a when-issued, delayed-delivery or forward-commitment basis may increase the volatility of the Portfolio's net asset value.

         WHEN, AS AND IF ISSUED SECURITIES. The Portfolio may purchase securities on a "when, as and if issued" basis under which the issuance of the security depends upon the occurrence of a subsequent event, such as approval of a merger, corporate reorganization, leveraged buyout or debt restructuring. If the anticipated event does not occur and the securities are not issued, the Portfolio will have lost an investment opportunity. There is no overall limit to the percentage of the Portfolio's assets that may be committed to the purchase of securities on a "when, as and if issued" basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when, as and if issued" basis may increase the volatility of its net asset value.

         REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements, which are a means of investing monies for a short period, whereby, a seller -- a bank or recognized broker-dealer -- sells securities to the Portfolio and agrees to repurchase them (at the Portfolio's cost plus interest) within a specified period (normally one day). The value of the underlying securities purchased by the Portfolio is monitored at all times by SCMI to ensure that the total value of the collateral given to secure the seller's repurchase obligation equals or exceeds the value of the repurchase agreement. The Portfolio's custodian bank holds the collateral until the repurchase agreement has matured. If the seller defaults under a repurchase agreement, the Portfolio may have difficulty exercising its rights to the underlying collateral and may incur costs and experience time delays in disposing of it. To evaluate potential risk, SCMI reviews the creditworthiness of banks and dealers with which the Portfolio enters into repurchase agreements.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may loan portfolio securities to brokers, dealers and other financial institutions meeting specified credit conditions if the loan is collateralized in accordance with applicable regulatory requirements and if, after any loan, the value of the securities loaned does not exceed one third of the Portfolio's total assets. By so doing, the Portfolio seeks to earn income. In the event of the other party's bankruptcy, the Portfolio could experience delays in recovering the securities it loaned. If, in the meantime, the value of the loaned securities has declined, the Portfolio could experience a loss.

         The Portfolio is required to maintain in a segregated account the collateral in an amount equal to the current market value of the securities loaned (including accrued interest thereon) plus the loan interest payable to the Portfolio. Any securities that the Portfolio receives as collateral do not become part of its investment portfolio at the time of the loan. In the event of a default by the borrower, the Portfolio (to the extent permitted by law) will dispose of such collateral except for such part thereof that is a security in which the Portfolio is permitted to invest. While securities are on loan, the borrower pays the Portfolio any accrued income on those securities. The Portfolio invests any cash collateral or earns income or receives an agreed upon fee from a borrower that has delivered securities that are permissible collateral. Cash collateral received by the Portfolio is invested in U.S. government securities and high-grade liquid debt or equity securities. The value of securities loaned is marked to market daily. The market value of any securities purchased with cash collateral is subject to decline. Securities loans are subject to termination at the Portfolio's or the borrower's option. The Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board.

         LIQUIDITY. The Portfolio will not invest more than 15% of its assets in securities determined by SCMI to be illiquid. Certain securities, including
Section 4(2) paper issued under the 1933 Act that has an active secondary market and other securities which are restricted as to resale that may nonetheless be resold by the Portfolio under Rule 144A of the 1933 Act may be determined by SCMI to be liquid for purposes of compliance with the Portfolio's limitations on illiquid investments. There is no guarantee that the Portfolio will be able to sell such securities at any time when SCMI deems it advisable to do so or at prices prevailing for comparable securities that are more widely held. See "Investment Policies -- Liquidity" in Part B for further information.

         INVESTMENT IN OTHER INVESTMENT COMPANIES OR VEHICLES. The Portfolio is permitted to invest in certain emerging markets through governmentally authorized investment vehicles or companies. Pursuant to the 1940 Act, the Portfolio may invest in the shares of other investment companies which invest in securities that the Portfolio is permitted to purchase subject to the limits permitted under the 1940 Act or any orders, rules or regulations thereunder. When investing through investment companies, the Portfolio may pay substantial premiums above such investment companies' net asset value per share. As a shareholder in an investment company, the Portfolio would bear its ratable share of the investment company's expenses, including its advisory and administrative fees. At the same time, the Portfolio would continue to pay its own fees and expenses.

         TEMPORARY DEFENSIVE INVESTMENTS. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. government securities, certificates of deposit, and bankers' acceptances of U.S. or foreign banks. The Portfolio also may hold cash and time deposits denominated in any major foreign currency in foreign banks. To the extent that the Portfolio assumes a temporary defensive position, it may not be pursuing its investment objective. See Part B "Investment Objectives and Policies" for further information about these securities.)

                               RISK CONSIDERATIONS

         INTERNATIONAL INVESTMENTS. All investments, both domestic and foreign, involve risk. Investment in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls, or other limitations on repatriation of foreign capital. Foreign investments are subject to the risk of changes in foreign governmental attitudes towards private investment that could lead to nationalization, increased taxation or confiscation of Portfolio assets.

         Moreover: (1) dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income earned by the Portfolio;
(2) commission rates payable on foreign portfolio transactions are generally higher than in the U.S.; (3) accounting, auditing and financial reporting standards differ from those in the U.S., which means that less information about foreign companies may be available than is generally available about issuers of comparable securities in the U.S.; (4) foreign securities often trade less frequently and with lower volume than U.S. securities and consequently may exhibit greater price volatility; and (5) foreign securities trading practices, including those involving securities settlement, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer or registrar.

         REGULATION AND LIQUIDITY OF MARKETS. Government supervision and regulation of exchanges and brokers in emerging market countries is typically less extensive than in the U.S. These markets may have different clearance and settlement procedures, and in certain cases, settlements have not kept pace with the volume of securities transactions, making them difficult to conduct. Delays in settlement could adversely affect or interrupt the Portfolio's intended investment program or result in investment losses due to intervening declines in security values.

         Securities markets in emerging market countries are substantially smaller than U.S. securities markets and have substantially lower trading volume, resulting in diminished liquidity and greater price volatility. Reduced secondary market liquidity may make it more difficult for the Portfolio to determine the value of its portfolio securities or dispose of particular instruments when necessary. Brokerage commissions and other transaction costs on foreign securities exchanges are also generally higher.

         EMERGING MARKETS. In any emerging market country, there is the possibility of expropriation of assets, confiscatory taxation, nationalization of companies or industries, foreign exchange controls, foreign investment controls on daily stock market movements, default in foreign government securities, political or social instability, or diplomatic developments that could affect investments in those countries. In the event of expropriation, nationalization or other confiscation, the Portfolio could lose its entire investment in a country. The economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. There may also be less monitoring and regulation of emerging markets and the activities of brokers there. Investing may require that the Portfolio adopt special procedures, seek local government approvals or take other actions that may incur costs for the Portfolio.

         Certain emerging market countries may restrict investment by foreign entities by limiting the size of foreign investment in certain issuers;
requiring prior approval of foreign investment by the government; imposing additional tax on foreign investors; or limiting foreign investors to specific classes of securities of an issuer that have less advantageous rights (with regard to price or convertibility, for example) than classes available to domiciliaries of the country. These restrictions or controls may at times limit or preclude investment in certain securities and may increase the costs and expenses of the Portfolio.

         CURRENCY FLUCTUATIONS AND DEVALUATIONS. The Portfolio invests heavily in securities denominated in non-U.S. currencies. A decline against the dollar in the value of currencies in which the Portfolio's investments are denominated will result in a corresponding decline in the dollar value of its assets. This risk is heightened in some emerging market countries.

         The Portfolio may, at times, have to liquidate some portfolio securities to acquire sufficient U.S. dollars to fund redemptions, make distributions or pay its expenses. Changes in foreign currency exchange rates may contribute to the need to liquidate portfolio securities. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

         INFLATION. Several emerging market countries have experienced high, and in some periods extremely high, rates of inflation in recent years. Inflation and rapid fluctuations in inflation rates may adversely affect these countries' economies and securities markets. Further, inflation accounting rules in some emerging market countries require, for companies that keep accounting records in the local currency, that certain assets and liabilities be restated on the company's balance sheet in order to express items in terms of current currency purchasing power. Inflation accounting may indirectly generate losses or profits for certain emerging market companies.

         NON-DIVERSIFIED INVESTMENTS. Because suitable investments in emerging market countries may be limited, the Portfolio has classified itself as "non-diversified" under the 1940 Act so that it may invest more than 5% of its total assets in the securities of a single issuer. This classification may not be changed without an interestholder vote. However, so that investors in the Portfolio may continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, at the close of each quarter of the taxable year: (1) not more than 25% of the market value of the Portfolio's total assets will be invested in the securities of a single issuer; (2) with respect to 50% of the market value of its total assets, not more than 5% will be invested in the securities of a single issuer; and (3) the Portfolio will not own more than 10% of the outstanding voting securities of a single issuer.

         To the extent the Portfolio makes investments in excess of 5% of its assets in a particular issuer, its exposure to credit and market risks associated with that issuer is increased. Also, since a relatively high percentage of the Portfolio's assets may be invested in the securities of a limited number of issuers, the Portfolio may be more susceptible to any single economic, political or regulatory occurrence than a diversified investment company.

         GEOGRAPHIC CONCENTRATION. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent that it does so, the Portfolio is susceptible to a range of factors that could adversely affect that country, including political and economic developments and foreign exchange rate fluctuations as discussed above. As a result of investing substantially in one country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable fund with a lesser degree of geographic concentration.

         DEBT SECURITIES. Debt securities are generally subject to two kinds of risk -- credit risk and market risk. Credit risk refers to the ability of the debtor, and any other obligor, to pay principal and interest on the debt as it becomes due. The Portfolio may, from time to time, invest in debt securities with high risk/high yields (as compared to other debt securities meeting the Portfolio's investment criteria). The debt securities in which the Portfolio invests may be unrated but will not be in default at the time of purchase. Market risk refers to the tendency of the value of debt securities to vary inversely with interest-rate changes. Certain debt instruments may also be subject to extension risk, which refers to change in total return on a debt instrument resulting from extension or abbreviation of the instrument's maturity.

         HIGH YIELD/HIGH RISK SECURITIES. High yield/high risk securities' market values are affected more by individual issuer developments and are more sensitive to adverse economic changes than are higher-rated securities. Issuers of high yield/high risk securities may be highly leveraged and may not have more traditional methods of financing available to them. During economic downturns or substantial periods of rising interest rates, issuers of high yield/high risk securities, especially highly leveraged ones, may be less able to service their principal and interest payment obligations, meet their projected business goals, or obtain additional financing. The risk of loss due to default by the issuer is significantly greater for holders of high yield/high risk securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. In addition, the Portfolio may incur additional expenses if it is required to seek recovery upon a default by the issuer of such an obligation or participate in the restructuring of such obligation.

         Periods of economic uncertainty and change are likely to cause increased volatility of market prices of high yield/high risk securities and, correspondingly, in the Portfolio's net asset value if it invests in such securities. Market prices of such securities structured as zero coupon or pay-in-kind securities are more affected by interest-rate changes and, thus, tend to be more volatile than any securities that pay interest periodically and in cash.

         High yield/high risk securities may have call or redemption features that would permit an issuer to repurchase the securities from the Portfolio. If a call were exercised by the issuer during a period of declining interest rates, the Portfolio likely would have to replace the called securities with lower yielding securities, thus decreasing the Portfolio's net investment income and dividends to investors.

         While a secondary trading market for high yield/high risk securities does exist, it is generally not as liquid as the secondary market for higher-rated securities. In periods of reduced secondary market liquidity, prices of high yield/high risk securities may become volatile and experience sudden and substantial price declines. The Portfolio may, therefore, have difficulty disposing of particular issues to meet its liquidity needs or in response to a specific economic event (such as a deterioration in the creditworthiness of the issuer). Reduced secondary market liquidity for certain high yield/high risk securities also may make it more difficult for the Portfolio to obtain accurate market quotations (for purposes of valuing the Portfolio's investment portfolio). Market quotations generally are available on many high yield/high risk securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. Under such conditions, high yield/high risk securities may have to be valued at fair value as determined by the Board or SCMI under Board-approved guidelines.

         Adverse publicity and investor perceptions (which may not be based on fundamental analysis) may decrease the value and liquidity of high yield/high risk securities, particularly in a thinly traded market. Factors adversely affecting the market value of high yield/high risk securities are likely to adversely affect the Portfolio's net asset value.

         SOVEREIGN DEBT. Investment in sovereign debt carries high risk. Certain emerging market countries such as Argentina, Brazil and Mexico are among the largest debtors to commercial banks and foreign governments. At times, certain emerging market countries have declared moratoria on the payment of principal and/or interest on outstanding debt. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest when it is due may be affected by many factors, such as its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden to the economy as a whole, and political restraints. The Portfolio, as a holder of sovereign debt, may be asked to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

         Sovereign debt instruments in which the Portfolio may invest involve great risk and are deemed to be the equivalent in terms of quality to high yield/high risk securities discussed above and are subject to many of the same risks as such securities. Similarly, the Portfolio may have difficulty disposing of certain sovereign debt obligations because there may be a thin trading market for such securities. The Portfolio will not invest more than 5% of its total assets in sovereign debt instruments that are in default.

         PORTFOLIO TURNOVER. The Portfolio may engage in short-term trading but its portfolio turnover rate is not expected to exceed 100%. High portfolio turnover and short-term trading involve correspondingly greater commission expenses, transaction costs and potentially higher amount of recognized gain for federal income tax purposes. (See "Tax Status" in Part B.)

                             INVESTMENT RESTRICTIONS

         The following investment  restrictions on the Portfolio are designed to
reduce  its   exposure  in   specific   situations.   Under  these   fundamental
restrictions, the Portfolio will not:

         1. Concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. (This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.)

         2. Although the Portfolio may borrow money, it will limit borrowings to amounts not in excess of one third of the value of its total assets. Borrowing for other than temporary or emergency purposes or meeting redemption requests is not expected to exceed 5% of the value of the Portfolio's assets. Certain transactions, such as reverse repurchase agreements, that are similar to borrowings are not treated as borrowings to the extent that they are fully collateralized.

         3. Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

         The percentage restrictions described above and in Part B apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio. A supplementary list of investment restrictions is contained in Part B.

                             MANAGEMENT OF THE TRUST

         TRUSTEES AND OFFICERS. The Portfolio's business and affairs are managed under the Board's direction. The Board formulates the Trust's and Portfolio's general policies and meets periodically to review the Portfolio's results, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.

        INVESTMENT ADVISER. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies.

         As investment adviser to the Portfolio, SCMI manages the Portfolio and continuously reviews, supervises and administers its investments. SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding investments with brokers or dealers it selects. For these services, SCMI is entitled to receive a monthly advisory fee at the annual rate of 1.00% of the Portfolio's average daily net assets. SCMI has agreed, however, to waive its advisory fees to the extent required to maintain the Portfolio's total operating expense ratio at or below 1.45% of its average daily net assets. Such fee limitation arrangement shall remain in effect until its elimination is approved by the Board.

         PORTFOLIO TRANSACTIONS. SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

Commission rates are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to the Portfolio than would be the case for comparable transactions effected on U.S. securities exchanges.

         Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co., Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

         PORTFOLIO MANAGERS. The Portfolio's current investment managers include John A. Troiano, a Vice President of the Trust and Schroder Core, who has managed the Portfolio's assets since its inception, assisted by the management team of Heather Crighton and Mark Bridgeman, who are responsible for the day-to-day management of the investment portfolio. Mr. Troiano, Chief Executive Officer of SCMI since April 1, 1997, has been Managing Director of SCMI since October 1995 and has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1981. Ms. Crighton is a Vice President of SCMI and has been employed by SCMI and various Schroder Group companies in the investment research and portfolio management areas since 1992. Mr. Bridgeman, also a Vice President of SCMI, has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1990.

         ADMINISTRATIVE SERVICES. On behalf of the Portfolio, the Trust has entered into an Administration Agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. For these services, Schroder Advisors is entitled to receive an administration fee at an annual rate of 0.10% of the Portfolio's average daily net assets. In addition, the Trust has entered into a Subadministration Agreement with Forum Administrative Services, LLC ("Forum"), Two Portland Square, Portland, Maine 04101. For its services, Forum is entitled to receive a subadministration fee at an annual rate of 0.075% of the Portfolio's average daily net assets. From time to time, Schroder Advisors or Forum voluntarily may agree to waive all or a portion of their fees.

         RECORDKEEPER AND FUND ACCOUNTANT. Forum Accounting Services, LLC ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Portfolio's recordkeeper (transfer agent) and fund accountant. Forum Accounting is an affiliate of Forum. From time to time, Forum Accounting voluntarily may agree to waive all or a portion of its fees.

         EXPENSES.  The  Portfolio is obligated to pay for all of its  expenses.
These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, are allocated among the portfolios in proportion to their average net assets or as otherwise determined by the Board.

         CUSTODIAN. The Chase Manhattan Bank, through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets and employs foreign subcustodians to maintain the Portfolio's foreign assets outside the U.S.

                       CAPITAL STOCK AND OTHER SECURITIES

         The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue Interests in separate series of the Trust. The Trust currently has six portfolios (one being the Portfolio), and the Trust reserves the right to create additional portfolios.

         Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required, and has no current intention, to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters for an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by each portfolio. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

         The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gains are distributed by the Portfolio or losses are realized by the Portfolio.

         Under the Portfolio's operational method, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

     As of January 30, 1998, each of the following Norwest Advantage Funds held in excess of 25% of the Portfolio's interests and may therefore be considered a "control person" of the Portfolio: Growth Equity Fund; International Fund and Diversified Equity Fund.

                             PURCHASE OF SECURITIES

         Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received.

         Net asset value is calculated as of 4:00 p.m. (Eastern time), Monday through Friday, on each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) ("Portfolio Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recently reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

         Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the New York Stock Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities will be valued at fair value as determined in good faith by the Board. All assets and liabilities of the

Portfolio denominated in foreign currencies are converted to U.S. dollars at the mid price of such currencies against U.S. dollars last quoted by a major bank prior to the time when net asset value of the Portfolio is calculated.

         Registered investment companies are subject to no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived in the discretion of the Portfolio's investment adviser, SCMI.

         Qualified investors who have completed a subscription agreement may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Financial Corp.
                  Account No.: 910-2-792281
                  Ref.: Schroder EM Core Portfolio
                  Account of: (interestholder name)
                  Account Number: (interestholder account number)

         The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and mailed to the Portfolio before any account becomes active. Wire orders received prior to 4:00 p.m. (Eastern time) on each Portfolio day that the New York Stock Exchange is open for trading (a "Business Day") are processed at the net asset value determined as of that day. Wire orders received after 4:00 p.m. (Eastern time) are processed at the net asset value determined as of the next Business Day. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

         An investor may withdraw all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a withdrawal request in proper form to the Trust. Redemption proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

         Interests are redeemed at their next determined net asset value after receipt by the Trust of a redemption request in proper form. Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to 4:00 p.m. (Eastern time) are processed at the net asset value determined as of that day. Redemption requests that are received after 4:00 p.m. (Eastern time) are processed at the net asset value determined on the next Business Day. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

         Written redemption requests may be sent to the Trust at the following address:

                  Schroder EM Core Portfolio
                  P.O. Box 446
                  Portland, Maine 04112

         Telephone redemption requests may be made by telephoning the transfer agent at (800) 344-8332. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

         Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Securities and Exchange Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

         None.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

               SCHRODER INTERNATIONAL SMALLER COMPANIES PORTFOLIO

                                FEBRUARY 10, 1998

         Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each, a "portfolio" and collectively, the "portfolios"). The Trust currently offers six portfolios: Schroder International Smaller Companies Portfolio (the "Portfolio"), International Equity Fund, Schroder EM Core Portfolio, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Global Growth Portfolio, and Schroder U.S. Smaller Companies Portfolio. Additional portfolios may be added in the future. This Part A relates solely to the Portfolio. Schroder Capital Management International Inc. ("SCMI") is the Portfolio's investment adviser.

                        GENERAL DESCRIPTION OF REGISTRANT

         The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any other portfolios now existing or created in the future, belong only to the Portfolio or those other portfolios, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is classified as "diversified" under the 1940 Act and commenced operations on November 4, 1996.

         Interests in the Portfolio are offered solely through private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (the "1933 Act") on a no-load basis exclusively to qualified investors as described under "General Description of Registrant". Investments in the Portfolio may be made only by certain qualified investors, including other investment companies (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in the Portfolio. An investor may obtain information on subscribing to an Interest in the Portfolio by contacting the placement agent at Two Portland Square, Portland, Maine 04101,
(207) 879-1900. The Trust, investment adviser and placement agent reserve the right to refuse to accept a subscription for any reason.

THE TRUST'S SECURITIES DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. INTERESTS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER: (1) THE TERMS OF THE TRUST'S TRUST INSTRUMENT, AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  INVESTMENT OBJECTIVE AND INVESTMENT POLICIES

         The Portfolio's investment objective is long-term capital appreciation through investment in markets outside the United States. It seeks to achieve its investment objective by investing primarily in equity securities, which may be denominated in foreign or U.S. currency, of companies domiciled outside of the United States that have market capitalizations of $1.5 billion or less at the time of investment. It is intended for long-term investors seeking international diversification and willing to accept the risks associated with investment in smaller companies of foreign markets. There can be no assurance that the Portfolio will achieve its investment objective.

         The investment objective and fundamental investment policies may not be changed without approval of the holders of a majority of the Portfolio's outstanding voting Interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act). Unless otherwise indicated, all other investment policies are not fundamental and may be changed by the Trust's Board of Trustees (the "Board") without prior investor approval. The following specific policies and limitations are considered at the time of any purchase. Additional investment techniques, risks and restrictions concerning the Portfolio's investments are described below and under "Risk Considerations" in Part A and "Investment Restrictions" in Part B.

         The Portfolio normally invests in equity securities of issuers that have market capitalizations of $1.5 billion or less at the time of investment. Investments by the Portfolio are selected by SCMI on the basis of their potential for capital appreciation without regard for current income. SCMI generally considers the following factors in determining the potential for capital appreciation: (1) issuers' potential for long-term growth; (2) issuers' financial conditions; (3) valuation; (4) issuers' sensitivity to cyclical factors; and (5) whether issuers' management holds a significant equity position in the issuer.

         The Portfolio may purchase preferred stock and convertible securities, including warrants and convertible preferred stock, and may purchase American Depositary Receipts, European Depositary Receipts, Global Depositary Receipts or other similar securities (collectively, "Depositary Receipts") of foreign issuers. Depositary receipts typically are receipts issued by a financial institution or trust company evidencing ownership of underlying securities. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect to) short-term debt securities, including U.S. government securities and certificates of deposit and bankers' acceptances of U.S. banks. The Portfolio may also hold cash and time deposits in foreign banks denominated in any major foreign currency. See "Investment Objective and Policies" in Part B for further information about all these types of investments.

         Countries in which the Portfolio may invest include, but are not limited to, Japan, Germany, the United Kingdom, France, Italy, Belgium, Austria, Finland, Ireland, New Zealand, Switzerland, the Netherlands, Hong Kong, Singapore, Malaysia, Australia, Sweden, Norway, Denmark and Spain. The Portfolio has a non-fundamental policy to invest in the securities of foreign issuers domiciled in at least three foreign countries. In general, the Portfolio invests only in securities of companies and governments in countries that SCMI, in its judgment, considers both politically and economically stable. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent it invests in issuers located in one country, the Portfolio may be susceptible to factors adversely affecting that country.

         In selecting securities denominated in foreign currencies, SCMI considers, among other factors, the effect of movement in currency exchange rates on the U.S. dollar value of such securities. An increase in the value of a currency will increase the total return to the Portfolio of securities denominated in such currency. Conversely, a decline in the value of the currency will reduce the total return. The Portfolio may also enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements.

         COMMON AND PREFERRED STOCK AND WARRANTS. The Portfolio may invest in common and preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and preferred stockholders, if any, are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is a shareholder in a company and not a creditor of the company, as is a holder of the company's fixed-income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments, which are expenses of the company. Equity securities owned by the Portfolio may be traded in the over-the-counter market or on a securities exchange but may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by the Portfolio of a security to meet withdrawals by interestholders or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth.

         The Portfolio may also invest in warrants. Warrants are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

         OPTIONS AND FUTURES TRANSACTIONS. While the Portfolio does not presently intend to do so, it may write covered call options and purchase certain put and call options, stock-index futures, and options on stock-index futures and broadly-based stock indices, all of which are referred to as "Hedging Instruments". In general, the Portfolio may use Hedging Instruments:
(1) to attempt to protect against declines in the market value of the portfolio's securities, and thus protect the Fund's net asset value per share against downward market trends; or (2) to establish a position in the equities markets as a temporary substitute for purchasing particular equity securities. The Portfolio will not use Hedging Instruments for speculation. The Hedging Instruments that the Portfolio is authorized to use have certain risks associated with them. Principal among such risks are: (1) the possible failure of such instruments as hedging techniques in cases where the price movements of the securities underlying the options or futures do not follow the price movements of the portfolio securities subject to the hedge; (2) potentially unlimited loss associated with futures transactions and the possible lack of a liquid secondary market for closing out a futures position; and (iii) possible losses resulting from the inability of the investment adviser to correctly predict the direction of stock prices, interests rates and other economic factors. Hedging Instruments that the Portfolio may use and the risks associated with them are described in greater detail under "Investment Objective and Policies -- Covered Calls and Hedging" in Part B.

         SHORT SALES AGAINST-THE-BOX. The Portfolio may not sell securities short except in "short sales against-the-box". For federal income tax purposes, short sales against-the-box may be made to defer recognition of gain or loss on the sale of securities "in the box", and no income can result and no gain can be realized from securities sold short against-the-box until the short position is closed out. See "Short Sales Against-the-Box" in Part B for further details.

         DEPOSITARY  RECEIPTS.  The  Portfolio  may  invest in  certain  issuers exclusively or primarily through the purchase of sponsored and unsponsored Depositary Receipts, including American Depositary Receipts ("ADRs") and other similar securities, such as European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") or International Depositary Receipts ("IDRs"), or through investment in government-approved investment companies or other vehicles. ADRs are receipts typically issued by U.S. banks evidencing ownership of the underlying securities, into which they are convertible. These securities may or may not be denominated in the same currency as the underlying securities. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depositary of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. EDRs, GDRs and IDRs are similar to ADRs and are designed for use in foreign markets.

         FOREIGN EXCHANGE CONTRACTS. Changes in foreign currency exchange rates affect the U.S. dollar values of securities denominated in currencies other than the U.S. dollar. The rate of exchange between the U.S. dollar and other currencies fluctuates in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors, many of which may be difficult if not impossible to predict. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

         The Portfolio may enter into foreign currency forward contracts or currency futures or options contracts for the purchase or sale of foreign currency to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which the Portfolio has investments may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. This method of attempting to hedge the value of portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities and may expose the Portfolio to the risk that the counterparty is unable to perform. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency. The Portfolio does not intend to maintain a net exposure to such contracts where the fulfillment of obligations under such contracts would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in the currency. The Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. These contracts involve a risk of loss if SCMI fails to predict currency values correctly.

         The Portfolio is required to distribute substantially all of its investment income in U.S. dollars. Because most of the Portfolio's income is received and realized in foreign currencies, a decline in the value of a particular foreign currency against the U.S. dollar occurring after the Portfolio's income has been earned may require the Portfolio to liquidate some portfolio securities to acquire sufficient U.S. dollars to make such distributions. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

         FIRM- AND STANDBY-COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES. New issues of certain debt securities are often offered on a when-issued basis. That is, the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment, but delivery and payment for the securities normally take place after the date of the commitment to purchase. Firm- and standby-commitment agreements call for the purchase of securities at an agreed-upon price on a specified future date. The transactions are entered into in order to secure what is considered to be an advantageous price and yield to the Portfolio and not for purposes of leveraging the Portfolio's assets. However, the Portfolio will not accrue any income on these securities prior to delivery. The value of when-issued securities and firm- and standby-commitment agreements may vary prior to and after delivery depending on market conditions and changes in interest-rate levels. There is a risk that a party with whom the Portfolio has entered into such transactions will not perform its commitment, which could result in a gain or loss to the Portfolio.

         DEBT SECURITIES. The Portfolio may also invest in debt obligations of the United States and its subdivisions, foreign governments, international organizations and foreign corporations. The Portfolio may from time to time invest up to 5% of its total assets in debt securities with high risk and high yields (as compared to other debt securities meeting the Portfolio's investment criteria). The debt securities in which the Portfolio invests may be unrated but will not be in default at the time of purchase. The value of debt securities generally varies inversely with interest rate changes.

         BANKING INDUSTRY AND SAVINGS AND LOAN OBLIGATIONS. The Portfolio may invest in certificates of deposit, time deposits, bankers' acceptances, and other short-term debt obligations issued by commercial banks and in certificates of deposit, time deposits, and other short-term obligations issued by savings and loan associations ("S&Ls"). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit, but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio will limit its investment in time deposits for which there is a penalty for early withdrawal to 15% of its net assets.

         ILLIQUID AND RESTRICTED SECURITIES. As a non-fundamental policy, the Portfolio will not purchase or otherwise acquire any security if, as a result, more than 15% of its net assets (taken at current value) would be invested in securities that are illiquid by virtue of the absence of a readily available market or because of legal or contractual restrictions on resale ("restricted securities"). There may be undesirable delays in selling illiquid securities at prices representing their fair value. This policy includes over-the-counter options held by the Portfolio and the "in the money" portion of the assets used to cover such options. The limitation on investing in restricted securities does not include securities that may not be resold to the general public but may be resold to qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933, as amended. If SCMI determines that a "Rule 144A security" is liquid pursuant to guidelines adopted by the Trust Board, the security will not be deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, that security may become illiquid, which could affect the Portfolio's liquidity. See "Investment Policies -- Illiquid and Restricted Securities" in Part B for further information.

         LENDING OF PORTFOLIO SECURITIES. The Portfolio may lend its investment securities to brokers, dealers and financial institutions for the purpose of realizing additional income. The total market value of securities loaned will not at any time exceed 25% of the value of the total assets of the Portfolio. The risk in lending portfolio securities, as with other extensions of credit, is the possible loss of rights in the collateral should the borrower fail financially. In determining whether to lend securities, the Portfolio's investment adviser will consider all relevant facts and circumstances, including the creditworthiness of the borrower.

         COMMERCIAL PAPER. The Portfolio may invest in commercial paper, which represents short-term unsecured promissory notes issued by banks or bank holding companies, corporations and finance companies. The Portfolio may invest in commercial paper primarily rated at the time of investment "P-1" by Moody's
Investor Service ("Moody's") or "A-1" by Standard and Poor's ("S&P"), or, if unrated by Moody's or S&P, deemed comparable in quality by the Portfolio's investment adviser. The Portfolio may also invest in commercial paper rated below "A-1"/ "P-1"; however, such investments are subject to the Portfolio's 10% limit on high-yield/high-risk securities. See "Appendix -- Ratings of Corporate Debt Instruments" in Part B.

         REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements. A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller -- a U.S. bank or recognized broker-dealer -- sells securities to the Portfolio and agrees to repurchase the securities at the Portfolio's cost plus interest within a specified period (normally one day). In these transactions, the values of the underlying securities purchased by the Portfolio are monitored at all times by SCMI to ensure that the total value of the securities equals or exceeds the value of the repurchase agreement, and the Portfolio's custodian bank holds the securities until they are repurchased. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying securities and may incur costs and experience time delays in disposing of them. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

         TEMPORARY DEFENSIVE INVESTMENTS. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect
to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. Government securities, certificates of deposit and bankers' acceptances of U.S. banks. U.S. Government securities are obligations of, or guaranteed by, the U.S. Government or its agencies, instrumentalities or government-sponsored enterprises. The Portfolio also may hold cash and time deposits in U.S. banks. In transactions involving "repurchase agreements," the Portfolio purchases securities from a bank or broker-dealer who agrees to repurchase the security at the Portfolio's cost plus interest within a specified time. The securities purchased by the Portfolio have a total value in excess of the value of the repurchase agreement and are held by the Portfolio's custodian bank until repurchased. See "Investment Objective and Policies" in Part B for further information.

                               RISK CONSIDERATIONS

         FOREIGN INVESTMENTS. Investments in foreign securities involve certain risks not associated with domestic investments, including fluctuations in foreign exchange rates, uncertain political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions.

         Foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as economic growth rates, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments positions. Certain foreign investments may also be subject to foreign withholding taxes, thereby reducing the income available for distribution to the Portfolio's interestholders. Additionally, commission rates payable on foreign portfolio transactions may often be higher than in the U.S. Because international investments generally involve risks in addition to those risks associated with investments in the U.S., the Fund should be considered only as a vehicle for international diversification and not as a complete investment program.

         Issuers of securities in foreign jurisdictions are generally not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, restrictions on market manipulation, shareholder proxy requirements and timely disclosure of information. Often, available information about issuers and their securities is less extensive in foreign markets, particularly emerging market countries, than in the United States. In addition, laws in foreign countries governing business organizations, bankruptcy and insolvency may provide less protection to security holders such as the Portfolio than that provided by U.S.
laws.

         Moreover: (1) interest payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income earned by the Portfolio;
(2) accounting, auditing and financial reporting standards differ from those in the U.S., which means that less information about foreign companies may be available than is generally available about issuers of comparable securities in the U.S.; (3) foreign securities may trade less frequently and/or with less volume than U.S. securities and consequently may exhibit greater price volatility; and (4) foreign securities trading practices, including those involving securities settlement, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer or registrar.

         GEOGRAPHIC CONCENTRATION. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent that it invests in issuers located in one country, the Portfolio is susceptible to factors adversely affecting that country, including the political and economic developments and foreign exchange rate fluctuations discussed above. As a result of investing substantially in one country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable fund with a lesser degree of geographic concentration.

         CURRENCY FLUCTUATIONS AND DEVALUATIONS. Because the Portfolio will invest in non-U.S. dollar denominated securities, changes in foreign currency exchange rates will affect the value of the Portfolio's investments. A decline against the dollar in the value of currencies in which the Portfolio's investments are denominated will result in a corresponding decline in the dollar value of its assets. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

         The Portfolio may enter into foreign currency forward contracts to purchase or sell foreign currencies in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio due to a decline in the value of the currency sold, they also limit any possible gain that might result should the value of such currency rise. See "Options and Futures Transactions".

         SMALLER COMPANIES. Investments in smaller capitalization companies involve greater risks than those associated with investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies. The trading volume of securities of smaller capitalization companies is normally less than that of larger capitalization companies and, consequently, generally has a disproportionate effect on their market price, tending to make them rise more in response to buying demand and fall more in response to selling pressure than is the case with larger capitalization companies.

         Investments in small, unseasoned issuers generally involve greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel which have not been thoroughly tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities, which the Portfolio may purchase when they are offered to the public for the first time, may have a limited trading market, which may adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engage in trading this type of security, the Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

         FIXED-INCOME SECURITIES AND THEIR CHARACTERISTICS. Fixed-income securities generally are subject to market risk and credit risk. Market risk refers to the change in the market value of investments by the Portfolio in fixed income securities, including money market instruments, when there is a change in interest rates or the issuer's actual or perceived creditworthiness or ability to meet its obligations. There is normally an inverse relationship between the market value of fixed-rate debt securities and changes in interest rates. In other words, an increase in interest rates produces a decrease in market value. Moreover, the longer the remaining maturity of a security, the greater will be the effect of interest rate changes on the market value of that security. The Portfolio's investments are subject to "credit risk" relating to the financial condition of the issuers of the securities that the Portfolio holds. Credit risk refers to changes in the ability of an issuer to make payments of interest and principal when due and changes in the market's perception of an issuer's creditworthiness that affect the value of the debt securities of that issuer.

         PORTFOLIO TURNOVER. The Portfolio may engage in short-term trading but its portfolio turnover rate is not expected to exceed 100%. High portfolio turnover and short-term trading involve correspondingly greater commission expenses and transaction costs. Also, higher portfolio turnover rates may cause interestholders of the Portfolio to recognize gains for federal income tax purposes. See "Tax Status" in Part B for further detail.

                             MANAGEMENT OF THE TRUST

         TRUSTEES AND OFFICERS. The business and affairs of the Portfolio are managed under the direction of the Board. The Board formulates the general policies of the Portfolio and the Trust and meets periodically to review the results of the Portfolio, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. See Part B "Management of the Trust" for additional information regarding the Trustees and executive officers of the Trust.

         INVESTMENT ADVISER AND PORTFOLIO MANAGER. As investment adviser to the Portfolio, SCMI manages the Portfolio and continuously reviews, supervises and administers its investments. SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding such investments with brokers or dealers it selects. For these services, the Investment Advisory Agreement between SCMI and the Trust provides that SCMI is entitled to receive a monthly advisory fee at the annual rate of 0.85% of the Portfolio's average daily net assets. SCMI has agreed, however, to waive 0.10% of the advisory fees payable under the Investment Advisory Agreement. Such fee limitation arrangement shall remain in effect until its elimination is approved by the Board.

         SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in eighteen countries world-wide. The Schroder Group specializes in providing investment management services.

         As of the date of this Private Placement Memorandum, SCMI has been investing in international small companies as a specialist area for over 20 years and has 14 analysts dedicated to following small company stock. Schroders' analysts maintain contact with over 1,500 small companies in a typical year and conduct over 900 exclusive on-site company visits.


     Richard R. Foulkes, a Vice President of the Trust and Deputy Chairman of SCMI, with the assistance of an SCMI investment committee, is primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Foulkes has managed the Portfolio's investment portfolio since January 1997. Mr. Foulkes has been a Director and Executive Vice President of Schroder Capital Management International Ltd. since 1989 and a Deputy Chairman/Executive Vice President of Schroder Capital Management Inc. since October 1995.


         ADMINISTRATIVE SERVICES. On behalf of the Portfolio, the Trust has entered into an Administration Agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. On behalf of the Portfolio, the Trust has also entered into a Subadministration Agreement with Forum Administrative Services, LLC ("Forum"), Two Portland Square, Portland, Maine 04101. Under these agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management services provided to the Portfolio by SCMI. Schroder Advisors is entitled to compensation at the annual rate of 0.15% of the Portfolio's average daily net assets, and Forum is entitled to compensation at the annual rate of 0.075% of the Portfolio's average daily net assets.

         RECORDKEEPER AND FUND ACCOUNTANT. Forum Accounting Services, LLC ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Portfolio's recordkeeper (transfer agent) and fund accountant. Forum Accounting is an affiliate of Forum. From time to time, Forum Accounting voluntarily may agree to waive all or a portion of its fees.

         EXPENSES. The Portfolio is obligated to pay all of its expenses. These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses associated with calculating the net asset value and the net income of the Portfolio. The Portfolio's expenses are comprised of Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, are allocated among the series of the Trust in proportion to their average net assets or as otherwise determined by the Board of Trustees.

         PORTFOLIO TRANSACTIONS. SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. Commission rates for brokerage transactions are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to the Portfolio than would be the case for comparable transactions effected on U.S. securities exchanges.

         Subject to the Portfolio's policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and Schroder Securities, the Portfolio's payment of commissions to Schroder Securities is subject to procedures adopted by the Trust's Board of Trustees designed to ensure that such commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder Securities and in no event will Schroder Securities receive such brokerage in recognition of research services.

         Although the Portfolio does not currently engage in directed brokerage arrangements to pay expenses, it may do so in the future. These arrangements, whereby brokers executing the Portfolio's portfolio transactions would agree to pay designated expenses of the Portfolio if brokerage commissions generated by the Portfolio reached certain levels, might reduce the Portfolio's expenses. As anticipated, these arrangements would not materially increase the brokerage commissions paid by the Portfolio. Brokerage commissions are not deemed to be Fund expenses. In the Fund's fee table, per share table, and financial highlights, however, directed brokerage arrangements might cause Fund expenses to appear lower than actual expenses incurred.

         CUSTODIAN. The Chase Manhattan Bank, through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets and employs foreign subcustodians to maintain the Portfolio's foreign assets outside the U.S.

                       CAPITAL STOCK AND OTHER SECURITIES

         The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue Interests in separate series of the Trust. The Trust currently has six portfolios (one being the Portfolio), and the Trust reserves the right to create additional portfolios.

         Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may redeem all or any portion of its investment at any time at net asset value.

         Under the federal securities laws, any person or entity that signs a registration statement may be liable for a misstatement or omission of a material fact in the registration statement. The Trust, its Trustees and certain of its officers are required to sign the registration statement of certain publicly offered investors in the Portfolio. In addition, under the federal securities laws, the Trust could be liable for misstatements or omissions of a material fact in any proxy soliciting material of a publicly offered investor in the Trust. Under the Trust's Trust Instrument, each investor in the Portfolio indemnifies the Trust and its Trustees and officers (the "Trust Indemnitees") against certain claims. Indemnified claims are those brought against Trust Indemnitees but based on a misstatement or omission of a material fact in the investor's registration statement or proxy materials, except to the extent such claim is based on a misstatement or omission of a material fact relating to information about the Trust in the investor's registration statement or proxy materials that was supplied to the investor by the Trust. Similarly, the Trust indemnifies each investor in the Portfolio for any claims brought against the investor with respect to the investor's registration statement or proxy materials, to the extent the claim is based on a misstatement or omission of a material fact relating to information about a series of the registered investment company that did not invest in the Trust. The purpose of these cross-indemnity provisions is principally to limit the liability of the Trust to information that it knows or should know and can control. With respect to other prospectuses and other offering documents and proxy materials of investors in the Trust, the Trust's liability is similarly limited to information about and supplied by the Trust.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required, and has no current intention, to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters for an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by each portfolio. Upon liquidation, the Portfolio's, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

         The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gains are distributed by the Portfolio or losses are realized by the Portfolio.

         Under the Portfolio's operational method, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

         As of January 30, 1998, Schroder International Smaller Companies Fund (the "Fund"), a series of Schroder Capital Funds (Delaware), a Delaware business trust registered with the SEC as an open-end management investment company, holds in excess of 26% of the Portfolio's Interests and, accordingly, controls the Portfolio.

                             PURCHASE OF SECURITIES

         Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received.

         Net asset value is calculated as of as the close of the New York Stock Exchange (the "Exchange"), Monday through Friday, on each day that the Exchange is open for trading (which excludes the following national business holidays:
New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) ("Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

         Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities may be valued at fair value as determined in good faith by SCMI under methods approved by the Board. All assets and liabilities of the Portfolio denominated in foreign currencies are converted to U.S. dollars at the mid price of such currencies against U.S. dollars last quoted by a major bank prior to the time when net asset value of the Portfolio is calculated.

         For registered investment companies, there is no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived in the discretion of the Portfolio's investment adviser, SCMI.

         Qualified investors who have completed a subscription agreement may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Financial Corp.
                  Account No.: 910-2-792596
                  Ref.: Schroder International Smaller Companies Portfolio Account of: (interestholder name)
                  Account Number: (interestholder account number)

         The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and mailed to the Trust before any account becomes active. Wire orders received prior to the close of the Exchange on a Business Day are processed at the net asset value determined as of that day. Wire orders received after the close of the Exchange on a Business Day are processed at the net asset value determined as of the next Business Day. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

         An investor may withdraw all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a withdrawal request in proper form to the Trust. Redemption proceeds are normally paid by the Portfolio in federal funds on the business day after the withdrawal is effected but, in any event, within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

         Interests are redeemed at their next determined net asset value after receipt by the Trust of a redemption request in proper form. Redemption requests may be made on each Business Day. Redemption requests that are received before the closing of the Exchange are processed at the net asset value determined as of that day. Redemption requests that are received after the closing of the Exchange are processed at the net asset value determined on the next Business Day. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

         Written redemption requests may be sent to the Trust at the following address:

                  Schroder International Smaller Companies Portfolio
                  P.O. Box 446
                  Portland, Maine 04112

         Telephone redemption requests may be made by telephoning the transfer agent at (800) 344-8332. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

         Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Securities and Exchange Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

         None.

                                     PART B
                      (STATEMENT OF ADDITIONAL INFORMATION)

                             SCHRODER CAPITAL FUNDS
                                    --------

                           SCHRODER EM CORE PORTFOLIO

                                FEBRUARY 10, 1998



                                   COVER PAGE

         Not applicable.

                                TABLE OF CONTENTS

General Information and History.............................................1
Investment Objective and Policies...........................................1
Investment Restrictions.....................................................13
Management of the Trust.....................................................16
Control Persons and Principal Holders of Securities.........................18
Investment Advisory and Other Services......................................18
Brokerage Allocation and Other Practices....................................20
Capital Stock and Other Securities..........................................21
Purchase, Redemption and Pricing of Securities..............................22
Tax Status..................................................................22
Placement Agent.............................................................24
Calculations of Performance Data............................................24
Financial Statements........................................................24
Appendix....................................................................A-1

                         GENERAL INFORMATION AND HISTORY

         Not applicable.

                        INVESTMENT OBJECTIVE AND POLICIES

         Part A contains information about the investment objective, policies and restrictions of Schroder EM Core Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the associated risks. This Part B should be read only in conjunction with Part A. Defined terms used in this Part B have the same meaning as in Part A.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. To hedge against adverse price movements in the securities held in its portfolio and the currencies in which they are denominated (as well as in the securities it might wish to purchase and their denominated currencies), the Portfolio may engage in transactions in forward foreign currency exchange contracts.

         A forward foreign currency exchange contract ("forward contract") is an obligation to purchase or sell a currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. The Portfolio may enter into forward contracts as a hedge against fluctuations in future foreign exchange rates.

         Currently, only a limited market, if any, exists for hedging transactions relating to currencies in many emerging market countries or to securities of issuers domiciled or principally engaged in business in emerging market countries. This may limit the Portfolio's ability to hedge its investments effectively in those emerging markets. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also limit the opportunity for gain if the value of the hedged currencies should rise. In addition, it may not be possible for the Portfolio to hedge against a devaluation that is so generally anticipated that the Portfolio is not able to contract to sell the currency at a price above the devaluation level it anticipates.

         The Portfolio may enter into forward contracts under which, it may, for example, wish to secure the price of the security in U.S. dollars or some other foreign currency that the Portfolio is temporarily holding in its portfolio. By entering into a forward contract for the purchase or sale (for a fixed amount of dollars or other currency) of the amount of foreign currency involved in the underlying security transactions, the Portfolio will be able to protect itself against possible loss (resulting from adverse changes in the relationship between the U.S. dollar or other currency being used for the security purchase and the foreign currency in which the security is denominated) during the period between the date on which the security is purchased or sold and the date on which payment is made or received. In addition, when the Portfolio anticipates purchasing securities at some future date, and wishes to secure the current exchange rate of the currency in which those securities are denominated against the U.S. dollar or some other currency, it may enter into a forward contract to purchase an amount of currency equal to part or all of the value of the anticipated purchase, for a fixed amount of U.S.
dollars or other currency.

         In all of the above instances, if the currency in which the Portfolio's portfolio securities (or anticipated portfolio securities) are denominated rises in value with respect to the currency that is being purchased, then the Portfolio will have realized fewer gains than if the Portfolio had not entered into the forward contracts. Furthermore, the precise matching of the forward contract amounts and the value of the securities involved is not generally possible, since the future value of such securities in foreign currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

         To the extent that the Portfolio enters into forward contracts to hedge against a decline in the value of portfolio holdings denominated in a particular foreign currency resulting from currency fluctuations, there is a risk that the Portfolio may nevertheless realize a gain or loss as a result of currency fluctuations after such portfolio holdings are sold should the Portfolio be unable to enter into an "offsetting" forward foreign currency contract with the same party or another party. The Portfolio may be limited in its ability to enter into hedging transactions involving forward contracts by the Internal Revenue Code requirements relating to qualifications as a regulated investment company. See "Tax Status".

         The Portfolio is not required to enter into such transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by Schroder Capital Management International Inc. ("SCMI"). Generally, the Portfolio will not enter into a forward contract with a term of greater than one year.

         OPTIONS AND FUTURES TRANSACTIONS. As described in Part A, the Portfolio may write covered call options against securities held in its portfolio and covered put options on eligible portfolio securities, may purchase options of the same series to effect closing transactions, and may hedge against potential changes in the market value of its investments (or anticipated investments), by purchasing put and call options on portfolio (or eligible portfolio) securities (and the currencies in which they are denominated) and engaging in transactions involving futures contracts and options on such contracts.

         Call and put options on U.S. Treasury notes, bonds and bills and on various foreign currencies are listed on several U.S. and foreign securities exchanges and are written in over-the-counter transactions ("OTC Options"). Listed options are issued or guaranteed by the exchange on which they trade or by a clearing corporation such as the Options Clearing Corporation ("OCC"). Ownership of a listed call option gives the Portfolio the right to buy from the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency covered by the option at the stated exercise price (the price per unit of the underlying security or currency) by filing an exercise notice prior to the expiration date of the option. The writer (seller) of the option would then have the obligation to sell, to the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency at that exercise price prior to the expiration date of the option, regardless of its then current market price. Ownership of a listed put option would give the Portfolio the right to sell the underlying security or currency to the OCC (in the U.S.) or other clearing corporation or exchange at the stated exercise price. Upon notice of exercise of the put option, the writer of the option would have the obligation to purchase the underlying security or currency from the OCC (in the U.S.)
or other clearing corporation or exchange at the exercise price.

         The OCC or other clearing corporation or exchange that issues listed options ensures that all transactions in such options are properly executed. OTC options are purchased from or sold (written) to dealers or financial institutions that have entered into direct agreements with the Trust. With OTC options, variables such as expiration date, exercise price and premium are agreed between the Portfolio and the transacting dealer. If the transacting dealer fails to make or take delivery of the securities or amount of foreign currency underlying an option it has written, the Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. The Portfolios will engage in OTC option transactions only with member banks of the Federal Reserve System or primary dealers in U.S. government securities or with affiliates of such banks or dealers that have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million.

         OPTIONS ON FOREIGN CURRENCIES. The Portfolio may purchase and write options on foreign currencies for purposes similar to those involved with investing in forward foreign currency exchange contracts. For example, in order to protect against declines in the dollar value of portfolio securities that are denominated in a foreign currency, the Portfolio may purchase put options on an amount of such foreign currency equivalent to the current value of the portfolio securities involved. As a result, the Portfolio would be able to sell the foreign currency for a fixed amount of U.S. dollars, thereby securing the dollar value of the portfolio securities (less the amount of the premiums paid for the options). Conversely, the Portfolio may purchase call options on foreign currencies in which securities it anticipates purchasing are denominated to secure a set U.S. dollar price for such securities and protect against a decline in the value of the U.S. dollar against such foreign currency. The Portfolio may also purchase call and put options to close out written option positions.

         The Portfolio also may write covered call options on foreign currency to protect against potential declines in its portfolio securities that are denominated in foreign currencies. If the U.S. dollar value of the portfolio securities falls as a result of a decline in the exchange rate between the foreign currency in which it is denominated and the U.S. dollar, then a loss to the Portfolio occasioned by such value decline would be ameliorated by receipt of the premium on the option sold. At the same time, however, the Portfolio gives up the benefit of any rise in value of the relevant portfolio securities above the exercise price of the option and, in fact, only receives a benefit from the writing of the option to the extent that the value of the portfolio securities falls below the price of the premium received. The Portfolio also may write options to close out long call option positions. A covered put option on a foreign currency would be written by the Portfolio for the same reason it would purchase a call option, namely, to hedge against an increase in the U.S. dollar value of a foreign security that the Portfolio anticipates purchasing. In this case, the receipt of the premium would offset, to the extent of the size of the premium, any increased cost to the Portfolio resulting from an increase in the U.S. dollar value of the foreign security. However, the Portfolio could not benefit from any decline in the cost of the foreign security that is greater than the price of the premium received. The Portfolio also may write options to close out long put option positions.

         Markets in foreign currency options are relatively new, and the Portfolio's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the Portfolio will not purchase or write such options unless and until, in the opinion of the SCMI, the market for them has developed sufficiently to ensure that their risks are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

         The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar, with the result that the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security, including foreign securities held in a "hedged" investment portfolio. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and, thus, may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that are not reflected in the options market.

         COVERED CALL WRITING. The Portfolio is permitted to write covered call options on portfolio securities, and on the U.S. dollar and foreign currencies in which they are denominated, without limit. Generally, a call option is "covered" if the Portfolio owns (or has the right to acquire without additional cash consideration, or for additional cash consideration held for the Portfolio by its custodian in a segregated account) the underlying security (currency) subject to the option. In the case of call options on U.S. Treasury Bills, however, the Portfolio might own U.S. Treasury Bills of a different series from those underlying the call option, but with a principal amount and value corresponding to the exercise price and a maturity date no later than that of the security (currency) deliverable under the call option. A call option is also covered if the Portfolio holds a call on the same security as the underlying security (currency) of the written option, where the exercise price of the call used for coverage is equal to or less than the exercise price of the call or greater than the exercise price of the call written if the mark-to-market difference is maintained by the Portfolio in cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, held by the Portfolio in a segregated account maintained with its custodian.

         The Portfolio receives a premium from the purchaser in return for a call it has written. Receipt of such premiums may enable the Portfolio to earn a higher level of current income than it would earn from holding the underlying securities (currencies) alone. Moreover, the premium received offsets a portion of the potential loss incurred by the Portfolio if the securities (currencies) underlying the option are ultimately sold (exchanged) by the Portfolio at a loss. Furthermore, a premium received on a call written on a foreign currency ameliorates any potential loss of value on the portfolio security due to a decline in the value of the currency. However, during the option period, the covered call writer has, in return for the premium, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security (or the exchange rate of the currency in which it is denominated) increase but has retained the risk of loss should the price of the underlying security (or the exchange rate of the currency in which it is denominated) decline. The premium received fluctuates with varying economic market conditions. If the market value of the portfolio securities (or the currencies in which they are denominated) upon which call options have been written increases, the Portfolio may receive a lower total return from the portion of its portfolio upon which calls have been written than it would have had such calls not been written.

         With respect to listed options and certain OTC options, during the option period the Portfolio may be required, at any time, to deliver the underlying security (currency) against payment of the exercise price on any calls it has written (exercise of certain listed and OTC options may be limited to specific expiration dates). This obligation terminates upon the expiration of the option period or at such earlier time when the writer effects a closing purchase transaction. A closing purchase transaction is accomplished by purchasing an option of the same series as the option previously written. However, once the Portfolio has been assigned an exercise notice, the Portfolio is unable to effect a closing purchase transaction.

         Closing  purchase  transactions  are  ordinarily  effected to realize a profit on an outstanding call option, to prevent an underlying security (currency) from being called, to permit the sale of an underlying security (or the exchange of the underlying currency) or to enable the Portfolio to write another call option on the underlying security (currency) with either a different exercise price or expiration date or both. The Portfolio may realize a net gain or loss from a closing purchase transaction depending upon whether the amount of the premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be wholly or partially offset by unrealized appreciation in the market value of the underlying security (currency). Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part or exceeded by a decline in the market value of the underlying security (currency).

         If a call option expires unexercised, the Portfolio realizes a gain in the amount of the premium on the option less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security (currency) during the option period. If a call option is exercised, the Portfolio realizes a gain or loss from the sale of the underlying security (currency) equal to the difference between the purchase price of the underlying security (currency) and the proceeds of the sale of the security (currency) plus the premium received on the option less the commission paid.

         Options written by the Portfolio normally have expiration dates of up to eighteen months from the date written. The exercised price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

         COVERED PUT WRITING. As a writer of a covered put option, the Portfolio would incur an obligation to buy the security underlying the option from the purchaser of the put, at the option's exercise price at any time during the option period, at the purchaser's election (certain listed and OTC put options written by the Portfolio will be exercisable by the purchaser only on a specific date). A put is "covered" if at all times the Portfolio maintains with its custodian (in a segregated account) cash, U.S. government or other high-grade obligations, or other high-quality liquid securities, in an amount equal to at least the exercise price of the option. Similarly, a short put position could be covered by the Portfolio by its purchase of a put option on the same security (currency) as the underlying security of the written option, where the exercise price of the purchased option is equal to or more than the exercise price of the put written or less than the exercise price of the put written if the marked to market difference is maintained by the Portfolio in cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, that the Portfolio holds in a segregated account maintained at its custodian. In writing puts, the Portfolio assumes the risk of loss should the market value of the underlying security (currency) decline below the exercise price of the option (any loss being decreased by the receipt of the premium on the option written). In the case of listed options, during the option period the Portfolio may be required, at any time, to make payment of the exercise price against delivery of the underlying security (currency). The operation of and limitations on covered put options in other respects are substantially identical to those of call options.

         The Portfolio will write put options for three purposes: (1) to receive the income derived from the premiums paid by purchasers; (2) when the investment adviser wishes to purchase the security (or a security denominated in the currency underlying the option) underlying the option at a price lower than its current market price (in which case it will write the covered put at an exercise price reflecting the lower purchase price sought); and (3) to close out a long put option position. The potential gain on a covered put option is limited to the premium received on the option (less the commissions paid on the transaction) while the potential loss equals the differences between the exercise price of the option and the current market price of the underlying securities (currencies) when the put is exercised, offset by the premium received (less the commissions paid on the transaction).

         PURCHASING CALL AND PUT OPTIONS. The Portfolio may purchase listed and OTC call and put options in amounts equaling up to 5% of its total assets. The Portfolio may purchase a call option in order to close out a covered call position (see "Covered Call Writing"), to protect against an increase in price of a security it anticipates purchasing or, in the case of a call option on foreign currency, to hedge against an adverse exchange rate move of the currency in which the security it anticipates purchasing is denominated vis-a-vis the currency in which the exercise price is denominated. The purchase of the call option to effect a closing transaction on a call written over-the-counter may be a listed or an OTC option. In either case, the call purchased is likely to be on the same securities (currencies) and have the same terms as the written option. If purchased over-the-counter, the option would generally be acquired from the dealer or financial institution which purchased the call written by the Portfolio.

         The Portfolio may purchase put options on securities (currencies) that it holds in its portfolio to protect itself against a decline in the value of the security and to close out written put option positions. If the value of the underlying security (currency) were to fall below the exercise price of the put purchased in an amount greater then the premium paid for the option, the Portfolio would incur no additional loss. In addition, the Portfolio may sell a put option it has previously purchased prior to the sale of the securities (currencies) underlying such option. Such a sale would result in a net gain or loss depending upon whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option that is sold. Any such gain or loss could be offset in whole or in part by a change in the market value of the underlying security (currency). If a put option purchased by the Portfolio expired without being sold or exercised, the premium would be lost.

         RISKS OF OPTIONS TRANSACTIONS. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price if the market price of the underlying security (or the value of its denominated currency) increases but has retained the risk of loss if the price of the underlying security (or the value of its denominated currency) declines. The writer has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price.

         Prior to exercise or expiration, an option position can only be terminated by entering into a closing purchase or sale transaction. If a covered call option writer is unable to effect a closing purchase transaction or to purchase an offsetting OTC option, it cannot sell the underlying security until the option expires or the option is exercised. Accordingly, a covered call option writer may not be able to sell an underlying security at a time when it might otherwise be advantageous to do so. A covered put option writer who is unable to effect a closing purchase transaction or to purchase an offsetting OTC option would continue to bear the risk of decline in the market price of the underlying security until the option expires or is exercised. In addition, a covered put writer would be unable to utilize the amount held in cash, U.S. Government or other high-grade short-term obligations, or other high-quality liquid securities, as security for the put option for other investment purposes until the exercise or expiration of the option.

         The Portfolio's ability to close out its position as a writer of an option is dependent upon the existence of a liquid secondary market on option exchanges. There is no assurance that such a market will exist, particularly in the case of OTC options, since such options will generally only be closed out by entering into a closing purchase transaction with the purchasing dealer. However, the Portfolio may be able to purchase an offsetting option that does not close out its position as a writer but constitutes an asset of equal value to the obligation under the option written. If the Portfolio is not able to either enter into a closing purchase transaction or purchase an offsetting position, it will be required to maintain the securities subject to the call, or the collateral underlying the put, even though it might not be advantageous to do so, until a closing transaction can be entered into (or the option is exercised or expires).

         Among the possible reasons for the absence of a liquid secondary market on an exchange are: (1) insufficient trading interest in certain options; (2) restrictions on transactions imposed by an exchange; (3) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (4) interruption of the normal operations on an exchange; (5) inadequacy of the facilities of an exchange or the OCC to handle current trading volume; or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist.

         In the event of the bankruptcy of a broker through which the Portfolio engages in transactions in options, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions will be entered into by the Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

         Exchanges have established limitations governing the maximum number of options on the same underlying security or futures contract (whether or not covered) that may be written by a single investor, whether acting alone or in concert with others (regardless of whether such options are written on the same or different exchanges or are held or written on one or more accounts or through one or more brokers). An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. These position limits may restrict the number of listed options which the Portfolio may write.

         The hours of trading for options may not conform to the hours during which the underlying securities are traded. If the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         The extent to which the Portfolio may enter into transactions involving options may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to manage its investment portfolio to permit its investors to so qualify. See "Tax Status".

         FUTURES CONTRACTS. The Portfolio may purchase and sell interest-rate, currency, and index futures contracts ("futures contracts") that are traded on U.S. and foreign commodity exchanges, on such underlying securities as U.S. Treasury bonds, notes and bills, and/or any foreign government fixed-income security ("interest-rate futures contracts"), on various currencies ("currency futures contracts") and on such indices of U.S. and foreign securities as may exist or come into being ("index futures contracts").

         The Portfolio may purchase or sell interest-rate futures contracts for the purpose of hedging some or all of the value of its portfolio securities (or anticipated portfolio securities) against changes in prevailing interest rates. If the investment adviser anticipates that interest rates may rise and, concomitantly, that the price of certain of its portfolio securities fall, the Portfolio may sell an interest-rate futures contract. If declining interest rates are anticipated, the Portfolio may purchase an interest-rate futures contract to protect against a potential increase in the price of securities the Portfolio intends to purchase. Subsequently, appropriate securities may be purchased by the Portfolio in an orderly fashion; as securities are purchased, corresponding futures positions would be terminated by offsetting sales of contracts.

         The Portfolio may purchase or sell currency futures contracts on currencies in which its portfolio securities (or anticipated portfolio securities) are denominated for the purposes of hedging against anticipated changes in currency exchange rates. The Portfolio may enter into currency futures contracts for the same reasons as set forth above for entering into forward foreign currency exchange contracts; namely, to secure the value of a security purchased or sold in a given currency vis-a-vis a different currency or to hedge against an adverse currency exchange rate movement of a portfolio security's (or anticipated portfolio security's) denominated currency vis-a-vis a different currency.

         The Portfolio may purchase or sell index futures contracts for the purpose of hedging some or all of its portfolio (or anticipated portfolio) securities against changes in their prices. If it anticipates that the prices of securities it holds may fall, the Portfolio may sell an index futures contract. Conversely, if the Portfolio wishes to hedge against anticipated price rises in those securities which it intends to purchase, the Portfolio may purchase an index futures contract.

         In addition to the above, interest-rate, currency and index futures contracts will be bought or sold in order to close out short or long positions maintained by the Portfolio in corresponding futures contracts.

         Although most interest-rate futures contracts call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without making or taking delivery. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that the Portfolio will be able to enter into a closing transaction.

         INTEREST-RATE FUTURES CONTRACTS. When the Portfolio enters into an interest-rate futures contract, it is initially required to deposit with the
Portfolio's custodian (in a segregated account in the name of the broker performing the transaction) an "initial margin" of cash, U.S. Government or other high-grade short-term obligations, or other high-quality liquid securities, equal to approximately 2% of the contract amount. Initial margin requirements are established by the exchanges on which futures contracts trade and may change. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges.

         Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of money by a brokers' client but is, rather, a good faith deposit on the futures contract that will be returned to the Portfolio upon the proper termination of the futures contract. The margin deposits made are marked to market daily, and the Portfolio may be required to make subsequent deposits with the Portfolio's futures contract clearing broker of cash or U.S. Government securities (called "variation margin") that are reflective of price fluctuations in the futures contract.

         CURRENCY FUTURES CONTRACTS. Generally, foreign currency futures contracts provide for the delivery of a specified amount of a given currency, on the exercise date, for a set exercise price denominated in U.S. dollars or other currency. Foreign currency futures contracts would be entered into for the same reason and under the same circumstances as forward foreign currency exchange contracts. SCMI assesses such factors as cost spreads, liquidity and transaction costs in determining whether to use futures contracts or forward contracts in its foreign currency transactions and hedging strategy.

         Purchasers and sellers of foreign currency futures contracts are subject to the same risks that apply generally to the buying and selling of futures contracts. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on foreign currencies described above. Further, settlement of a foreign currency futures contract must occur within the country issuing the underlying currency. Thus, the Portfolio must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents and may be required to pay any fees, taxes or charges associated with such delivery that are assessed in the issuing country.

         INDEX FUTURES CONTRACTS. The Portfolio may invest in index futures contracts. An index futures contract sale creates an obligation by the Portfolio, as seller, to deliver cash at a specified future time. An index futures contract purchase would create an obligation by the Portfolio, as purchaser, to take delivery of cash at a specified future time. Futures contracts on indices do not require the physical delivery of securities but provide for a final cash settlement on the expiration date that reflects accumulated profits and losses credited or debited to each party's account.

         The Portfolio is required to maintain margin deposits with brokerage firms through which it effects index futures contracts in a manner similar to that described above for interest-rate futures contracts. In addition, due to current industry practice, daily variations in gain and loss on open contracts are required to be reflected in cash in the form of variation margin payments. The Portfolio may be required to make additional margin payments during the term of the contract.

         At any time prior to expiration of the futures contract, the Portfolio may elect to close the position by taking an opposite position, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash may be required to be paid by or released to the Portfolio and the Portfolio realizes a loss or gain.

         OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase and write call and put options on futures contracts traded on an exchange and may enter into closing transactions with respect to such options to terminate an existing position. An option on a futures contract gives the purchaser the right (in return for the premium paid) to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the term of the option. Upon exercise of the option, the delivery of the position in the futures contract by the writer of the option to the holder of the option is accompanied by delivery of the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract at the time of exercise exceeds, in case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.

         The Portfolio may purchase and write options on futures contracts for purposes identical to those set forth above for the purchase of a futures contract (purchase of a call option or sale of a put option) and the sale of a futures contract (purchase of a put option or sale of a call option), or to close out a long or short position in futures contracts. If, for example, the investment adviser wished to protect against an increase in interest rates and the resulting negative impact on the value of a portion of its fixed-income portfolio, it might write a call option on an interest-rate futures contract, the underlying security of which correlates with the portion of the portfolio the investment adviser seeks to hedge. Any premiums received in the writing of options on futures contracts may provide a further hedge against losses resulting from price declines in portions of the Portfolio's investment portfolio.

         Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, the Portfolio will not purchase or write options on foreign currency futures contracts unless and until, in SCMI's opinion, the market for such options has developed sufficiently that the risks in connection with them are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts.

         LIMITATIONS ON FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may not enter into futures contracts or purchase related options thereon if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts exceeds 5% of the value of the Portfolio's total assets, after taking into account unrealized gain and unrealized loss on such contracts it has entered into, provided, however, that in the case of an option that is in-the-money (the exercise price of the call (put) option is less (more) than the market price of the underlying security) at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. However, there is no overall limitation on the percentage of the Portfolio's assets that may be subject to a hedge position. In addition, in accordance with the regulations of the Commodity Futures Trading Commission ("CFTC") under which the Portfolio is exempted from registration as a commodity pool operator, the Portfolio may only enter into futures contracts and options on futures contracts transactions for purposes of hedging a part or all of its portfolio. Except as described above, there are no other limitations on the use of futures and options thereon by the Portfolio.

         The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts. Premiums received from the writing of an option on a futures contract are included in initial margin deposits.

         RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS. The Portfolio may sell a futures contract to protect against the decline in the value of securities (or the currency in which they are denominated) held by the Portfolio. However, it is possible that the futures market may advance and the value of the Portfolio's securities (or the currency in which they are denominated) may decline. If this occurs, the Portfolio will lose money on the futures contract and also experience a decline in value of its portfolio securities. While this might occur for only a very brief period or to a very small degree, over time the value of a diversified portfolio will tend to move in the same direction as the futures contracts.

         If the Portfolio purchases a futures contract to hedge against the increase in value of securities it intends to buy (or the currency in which they are denominated) and the value of such securities (currencies) decreases, then the Portfolio may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

         If the Portfolio has sold a call option on a futures contract, it will cover this position by holding (in a segregated account maintained at its custodian) cash, U.S. Government securities or other high-grade debt obligations, or other high-quality liquid securities, equal in value (when added to any initial or variation margin on deposit) to the market value of the securities (currencies) underlying the futures contract or the exercise price of the option. Such a position may also be covered by owning the securities (currencies) underlying the futures contract or by holding a call option permitting the Portfolio to purchase the same contract at a price no higher than the price at which the short position was established.

         In addition, if the Portfolio holds a long position in a futures contract, it will hold cash, U.S. Government or other high-grade debt obligations, or other high-quality liquid securities, equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account maintained for the Portfolio by its custodian. Alternatively, the Portfolio could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the Portfolio.

         Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin on open futures contract positions. In such situations, if the Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. In addition, the Portfolio may be required to take or make delivery of the instruments underlying interest-rate futures contracts it holds at a time when it is disadvantageous to do so. The inability to close out options and futures contract positions could also have an adverse impact on the Portfolio's ability to effectively hedge its portfolio.

         Futures contracts and options thereon that are purchased or sold on foreign commodities exchanges may have greater price volatility than their U.S. counterparts. Furthermore, foreign commodities exchanges may be less regulated and under less governmental scrutiny than U.S. exchanges, and brokerage commissions, clearing costs and other transaction costs may be higher. Greater margin requirements may limit the Portfolio's ability to enter into certain commodity transactions on foreign exchanges. Moreover, differences in clearance and delivery requirements on foreign exchanges may cause delays in the settlement of the Portfolio's foreign exchange transactions.

         In the event of the bankruptcy of a broker through which the Portfolio engages in transactions in futures or options thereon, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions are entered into by the Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

         While the futures contracts and options transactions in which the Portfolio engages for the purpose of hedging its portfolio securities are not speculative in nature, there are risks inherent in the use of such instruments. One such risk that may arise in employing futures contracts to protect against the price volatility of portfolio securities (and the currencies in which they are denominated) is that the prices of securities and indices subject to futures contracts (and thereby the futures contract prices) may correlate imperfectly with the behavior of the cash prices of the Portfolio's portfolio securities (and the currencies in which they are denominated). Another such risk is that prices of interest-rate futures contracts may not move in tandem with the changes in prevailing interest rates against which the Portfolio seeks a hedge. A correlation may also be distorted by the fact that the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds. Such distortions are generally minor and are expected to diminish as the contract approaches maturity.

         There may exist an imperfect correlation between the price movements of futures contracts purchased by the Portfolio and the movements in the prices of the securities (currencies) which are the subject of the hedge. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationship between the debt securities or currency markets and futures markets could result. Price distortions could also result if investors in futures contracts choose to make or take delivery of underlying securities rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, because the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market can be anticipated with the resulting speculation causing temporary price distortions. Due to the possibility of price distortions in the futures contracts market and because of the imperfect correlation between movements in the prices of securities and movements in the prices of futures contracts, a correct forecast of interest-rate trends may still not result in a successful hedging transaction.

         There is no assurance that a liquid secondary market will exist for futures contracts and related options in which the Portfolio may invest. In the event a liquid market does not exist, it may not be possible to close out a futures position, and in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin. In addition, limitations imposed by an exchange or board of trade on which futures contracts are traded may compel the Portfolio to or prevent it from closing out a contract, which may result in reduced gain or increased loss to the Portfolio. The absence of a liquid market in futures contracts might cause the Portfolio to make or take delivery of the underlying securities (currencies) at a time when it may be disadvantageous to do so.

         The extent to which the Portfolio may enter into transactions involving futures contracts and options thereon may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to qualify as such, see "Tax Status".

         WARRANTS AND STOCK RIGHTS. The Portfolio may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance). Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised (in which case the warrant may expire without being exercised, resulting in the loss of the Portfolio's entire investment therein). The prices of warrants do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         In addition, the Portfolio may invest up to 5% of its assets (at the time of investment) in stock rights. A stock right is an option given to a shareholder to buy additional shares at a predetermined price during a specified time period.

         CONVERTIBLE SECURITIES. The Portfolio may invest in convertible preferred stocks and convertible debt securities ("convertible securities"). A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities rank senior to common stocks in a corporation's capital structure and, therefore, carry less risk than the corporation's common stock. The value of a convertible security is a function of its "investment value" (its value as if it did not have a conversion privilege), and its "conversion value" (the security's worth if it were to be exchanged for the underlying security, at market value, pursuant to its conversion privilege).

         DEBT-TO-EQUITY CONVERSIONS. The Portfolio may invest up to 5% of its net assets in debt-to-equity conversions. Debt-to-equity conversion programs are sponsored in varying degrees by certain emerging market countries, particularly in Latin America, and permit investors to use external debt of a country to make equity investments in local companies. Many conversion programs relate primarily to investments in transportation, communication, utilities and similar infrastructure-related areas. The terms of the programs vary from country to country, but include significant restrictions on the application of proceeds received in the conversion and on the repatriation of investment profits and capital. When inviting conversion applications by holders of eligible debt, a government usually specifies the minimum discount from par value that it will accept for conversion. SCMI believes that debt-to-equity conversion programs may offer investors opportunities to invest in otherwise restricted equity securities that have a potential for significant capital appreciation and intends to invest assets of the Portfolio to a limited extent in such programs under appropriate circumstances. There can be no assurance that debt-to-equity conversion programs will continue to be successful or that the Portfolio will be able to convert all or any of its emerging market debt portfolio into equity investments.

         U.S. GOVERNMENT SECURITIES. The Portfolio may invest in securities issued or guaranteed by the U.S. Government (or its agencies, instrumentalities or government-sponsored enterprises). Agencies, instrumentalities and government-sponsored enterprises that have been established or sponsored by the U.S. Government and issue or guarantee debt securities include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies, instrumentalities or government-sponsored enterprises referred to above are backed by the full faith and credit of the U.S. Government. There can be no assurance that the U.S. Government will provide financial support to these obligations where it is not obligated to do so.

         BANK OBLIGATIONS. The Portfolio may invest in obligations of U.S. banks (including certificates of deposit and bankers' acceptances) whose total assets at the time of purchase exceed $1 billion. Such banks must be members of the Federal Deposit Insurance Corporation. The Portfolio also may hold cash and time deposits denominated in any major currency in foreign banks.

         A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Similar to a certificate of deposit, a time deposit earns a specified rate of interest over a definite time period; however, it cannot be traded in the secondary markets.

         SHORT-TERM DEBT SECURITIES. The Portfolio may invest in commercial paper -- short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers that at the time of investment are rated "P-1" by Moody's Investors Service ("Moody's") or "A-1" by Standard & Poor's ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated "Aaa" or "Aa" by Moody's or "AAA" or "AA" by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the rating "A-1" is the highest commercial paper rating assigned by S&P. The Portfolio also may invest in variable rate master demand notes, which are obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payer of such notes. Generally both parties have the right to vary the amount of the outstanding indebtedness on the notes.

         REPURCHASE AGREEMENTS. The Portfolio may invest in securities subject to repurchase agreements that mature or may be terminated by notice in seven days or less with banks or broker-dealers. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. SCMI monitors the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to insure that the value of the security always equals or exceeds the repurchase price. If a seller defaults under a repurchase agreement, the Portfolio may have difficulty exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, SCMI reviews the credit-worthiness of banks and dealers with which the Portfolio enters into repurchase agreements.

         LIQUIDITY. "Liquidity" under "Investment Policies" in Part A sets forth the circumstances in which the Portfolio may invest in "restricted securities". In connection with the Portfolio's original purchase of restricted securities, it may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the registration expenses of illiquid restricted securities may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between the decision to sell the securities and the time the Portfolio would be permitted to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, the Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. If SCMI determines that a "restricted security" is liquid pursuant to guidelines adopted by the Trust Board, the security is not deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular restricted security, that security may become illiquid, which could affect the Portfolio's liquidity.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its portfolio securities subject to the restrictions stated in Part A. Under applicable regulatory requirements (which are subject to change), the loan collateral must:
(1) on each business day, at least equal the market value of the loaned securities; and (2) consist of cash, bank letters of credit, U.S. Government securities, other cash equivalents or liquid securities in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. When lending portfolio securities, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan plus the interest on the collateral securities (less any finders' or administrative fees the Portfolio pays in arranging the loan). The Portfolio may share the interest it receives on the collateral securities with the borrower if it realizes at least a minimum amount of interest required by the lending guidelines established by the Trust's Board of Trustees (the "Trust Board"). The Portfolio will not lend its portfolio securities to any officer, director, employee or affiliate of the Portfolio or SCMI. The terms of the Portfolio's loans must meet certain tests under the Internal Revenue Code and permit the Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

         The market value of portfolio securities purchased with cash collateral may decline. Loans of securities by the Portfolio are subject to termination at the Portfolio's or the borrower's option. The Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board.

                             INVESTMENT RESTRICTIONS

         The following investment restrictions restate or are in addition to those described under "Investment Restrictions" and "Investment Objective and Policies" in Part A. These restrictions, unless otherwise indicated, are fundamental policies of the Portfolio and cannot be changed without the vote of a "majority" of the Portfolio's outstanding Interests. Under the Investment Company Act of 1940, as amended ("1940 Act"), such a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% of more of the shares present or represented by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present; or (2) more than 50% of the outstanding shares. Under these additional restrictions, the Portfolio will not:

1.       INDUSTRY CONCENTRATION

                  purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in U.S. government securities, in repurchase agreements covering U.S. government securities, in securities issued by the states, territories or possessions of the United States ("municipal securities") or in foreign government securities; or (2) investment in issuers domiciled in a single jurisdiction. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, each
                  Portfolio  may  invest  in one or more  investment  companies;
                  provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

2.       BORROWING

                  borrow money if, as a result, outstanding borrowings would exceed an amount equal to one third of the Portfolio's total assets.

3.       REAL ESTATE

                  purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

4.       LENDING

                  make loans to other parties. For purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt security are not deemed to be the making of loans.

5.       COMMODITIES

                  purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities).

6.       UNDERWRITING

                  underwrite (as that term is defined in the Securities Act of 1933, as amended) securities issued by other persons except, to the extent that in connection with the disposition of the Portfolio's assets, the Portfolio may be deemed to be an underwriter.

7.       SENIOR SECURITIES

                  issue any class of senior securities except to the extent consistent with the 1940 Act.

         NONFUNDAMENTAL   LIMITATIONS.   The  Portfolio  has  adopted  the
following nonfundamental investment limitations. A nonfundamental policy does not override a fundamental limitation. The policies of the Portfolio may be changed by the Board without interestholder approval.

1.       DIVERSIFICATION

                  The Portfolio is "non-diversified" as that term is defined in the 1940 Act. To the extent required to qualify as a regulated investment company under the Code, the Portfolio may not purchase a security (other than a U.S. government security or a security of an investment company) if, as a result, (1) with respect to 50% of its assets, more than 5% of the Portfolio's total assets would be invested in the securities of any single issuer; (2) with respect to 50% of its assets, the Portfolio would own more than 10% of the outstanding securities of any single issuer; or (3) more than 25% of the Portfolio's total assets would be invested in the securities of any single issuer.

2.       BORROWING

                    for purposes of the limitation on borrowing, the following are not treated as borrowings to the extent they are fully collateralized: (1) the delayed delivery of purchased securities (such as the purchase of when-issued securities);
                    (2) reverse repurchase agreements; (3) dollar-roll transactions; and (5) the lending of securities ("leverage transactions"). (See fundamental Limitation No. 3 "Borrowing" above.

3.       LIQUIDITY

                  invest more than 15% of its net assets in: (1) securities that cannot be disposed of within seven days at their then-current value; (2) repurchase agreements not entitling the holder to payment of principal within seven days; and (3) securities subject to restrictions on the sale of the securities to the public without registration under the 1933 Act ("restricted securities") that are not readily marketable. Each Portfolio may treat certain restricted securities as liquid pursuant to guidelines adopted by the Board.

4.       EXERCISING CONTROL OF ISSUERS

                  make investments for the purpose of exercising control of an issuer. Investments by the Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.

5.       OTHER INVESTMENT COMPANIES

                  invest in securities of another investment company, except to the extent permitted by the 1940 Act.

6.       SHORT SALES AND PURCHASING ON MARGIN

                  sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

                  purchase securities on margin, except that the Portfolio may use short-term credit for the clearance of the Portfolio's transactions, and provided that initial and variation margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

7.       LENDING

                  lend a security if, as a result, the amount of loaned securities would exceed an amount equal to one third of the Portfolio's total assets.

                             MANAGEMENT OF THE TRUST

         OFFICERS AND TRUSTEES. The following information relates to the principal occupations during the past five years of each Trustee and executive officer of the Trust and shows the nature of any affiliation with SCMI. Except as noted, each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), Schroder Capital Funds II and Schroder Series Trust, other registered investment companies in the Schroder family of funds.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

HON. DAVID N. DINKINS, 69, c/o the Trust, Two Portland Square, Portland, Maine, Trustee of the Trust; Professor, Columbia University School of International and Public Affairs; Director, American Stock Exchange, Carver Federal Savings Bank, Transderm Laboratory Corporation, and The Cosmetic Center, Inc.; formerly, Mayor, The City of New York.

PETER S. KNIGHT, 46, c/o the Trust, Two Portland Square, Portland, Maine, Trustee of the Trust; Partner, Wunder, Knight, Levine, Thelen & Forcey; Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group Inc., Formerly, Campaign Manager, Clinton/Gore `96.

SHARON L. HAUGH*,  51, 787 Seventh  Avenue,  New York, New York,  Trustee of the
Trust; Chairman, Schroder Capital Management Inc. ("SCM"), Executive Vice President and Director, SCMI; Chairman and Director, Schroder Advisors.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

FERGAL CASSIDY, 28, 787 Seventh Avenue, New York, New York - Treasurer of the Trust.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 37, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS G. SHEEHAN, 42, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Relationship Manager and Counsel, Forum Financial Services, Inc. since 1993; prior thereto, Special
Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since July 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*        Interested Trustee of the Trust within the meaning of the 1940 Act.

         Schroder Advisors is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc. SCM is also a wholly owned subsidiary of Schroders Incorporated.

         Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Fund. Independent Trustees of the Trust receive an annual retainer of $11,000 and additional fees of $1,250 per meeting attended in person or $500 per meeting attended by telephone. Members of an Audit Committee for one or more of the investment companies receive an additional $1,000 per year. Payment of the annual retainer is allocated among the various investment companies based on their relative net assets. Payment of meeting fees is allocated only among those investment companies to which the meeting relates. None of the registered investment companies in the Fund Complex has any bonus, profit sharing, pension or retirement plans.

         The following table provides the fees paid to each independent Trustee of the Trust for certain funds' fiscal year ended December 31, 1997.

                                                          Pension or                                   Total
                                                          Retirement                             Compensation From
                                      Aggregate        Benefits Accrued      Estimated Annual      Trust And Fund
                                  Compensation From    As Part of Trust       Benefits Upon       Complex Paid To
Name of Trustee                      Trust Core            Expenses             Retirement            Trustees
-------------------------------- -------------------- -------------------- --------------------- -------------------
Mr. Guernsey                           $2,749.95              $0                    $0               $4,250.00
Mr. Howell                             $1,983.70              $0                    $0               $3,000.00
Mr. Michalis                           $1,759.31              $0                    $0               $2,750.00
Mr. Schwab                             $4,733.65              $0                    $0               $8,250.00
Mr. Dinkins                         $       0.00              $0                    $0              $11,000.00
Mr. Knight                            $   785.68              $0                    $0              $12,500.00


* In addition to the Trust, the "Fund Complex" includes three other registered investment companies (Schroder Capital Funds II, an open-end company; Schroder Capital Funds (Delaware), an open-end company; and Schroder Asian Growth Fund, Inc., a closed-end company) for which SCMI serves as investment adviser for each series.

     As of January 30, 1998, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Trust's outstanding shares.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     As of January 30, 1998, each of the following Norwest Advantage Funds held in excess of 25% of the Portfolio's interests and may therefore be considered a "control person" of the Portfolio: Growth Equity Fund; International Fund and Diversified Equity Fund.

         Schroder Capital Funds (Delaware) has informed the Trust that whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

                     INVESTMENT ADVISORY AND OTHER SERVICES

         INVESTMENT ADVISORY SERVICES. SCMI, 787 Seventh Avenue, New York, New York, 10019, serves as investment adviser to the Portfolio under an "Investment Advisory Agreement." SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with funds under management in excess of $175 billion as of September 30, 1997.

         Under the Investment Advisory Agreement, SCMI is responsible for managing the investment and reinvestment of the assets included in the Portfolio and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

         Under the terms of the Investment Advisory Agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

         The Investment Advisory Agreement continues in effect provided such continuance is approved annually: (1) by the Board or by the vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940
Act) or by the Board; and (2) by a majority of the Trustees who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Investment Advisory Agreement may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio, in each case on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust. The agreement terminates automatically if assigned. The Investment Advisory Agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the Investment Advisory Agreement.

         ADMINISTRATIVE SERVICES. On behalf of the Portfolio, the Trust has entered into an "Administration Agreement" with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. The Trust has also entered into a "Subadministration Agreement" with Forum Administrative Services, LLC ("Forum"). Under these agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the Investment Advisory Agreement. These services include, among other things: (1) preparation of shareholder reports and communications; (2) regulatory compliance, such as reports to and filings with the Securities and Exchange Commission and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is a wholly owned subsidiary of SCMI, and is a registered broker-dealer organized to act as administrator and distributor of mutual funds. Effective July 5, 1995, Schroder Advisors changed its name from Schroder Capital Distributors Inc..

         For these services, Schroder Advisors is entitled to receive from the Portfolio a fee at the annual rate of 0.10% of the Portfolio's average daily net assets. Forum is entitled to receive from the Portfolio a fee at the annual rate of 0.075% of the Portfolio's average daily net assets for its services.

         The Administration and Subadministration Agreements are terminable with respect to the Portfolio without penalty, at any time, by the Board on 60 days' written notice to Schroder Advisors or Forum, as applicable, or by Schroder Advisors or Forum on 60 days' written notice to the Trust.

         CUSTODIAN. The Chase Manhattan Bank, through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolio. Under rules adopted under the 1940 Act, the Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Portfolio; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Portfolio assets.

     INDEPENDENT AUDITORS. Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for the Trust.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

         INVESTMENT DECISIONS. Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved, and a particular security may be bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. The Portfolio's portfolio transaction costs are borne pro rata by its investors, including the Fund.

         BROKERAGE AND RESEARCH SERVICES. Transactions on U.S. stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among brokers. Also, a particular broker may charge different commissions according to the difficulty and size of the transaction; for example, transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the U.S. Since most brokerage transactions for the Portfolio are placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. However, the Portfolio's investment adviser seeks to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign stock exchanges and brokers than in the U.S. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

         The Investment Advisory Agreement authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers it selects and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI considers all factors it may deem relevant (including price, transaction size, the nature of the market for the security, the commission amount, the timing of the transaction (taking into account market prices and trends), the reputation, experience and financial stability of the broker-dealers involved, and the quality of service rendered by the broker-dealers in other transactions).

         It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers that execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Fund's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

         As permitted by Section 28(e) of the 1934 Act, SCMI may cause the Portfolio to pay a broker-dealer that provides SCMI with "brokerage and research services" (as defined in the 1934 Act) an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction. In addition, SCMI may allocate brokerage transactions to broker-dealers who have entered into arrangements under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of Portfolio expenses, such as custodian fees.

         Subject to the general policies of the Portfolio regarding allocation of portfolio brokerage as set forth above, the Trust's Board has authorized SCMI to employ: (1) Schroder Wertheim & Company, Incorporated ("Schroder Wertheim") an affiliate of SCMI, to effect securities transactions of the Portfolio on the New York Stock Exchange only; and (2) Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of SCMI, to effect securities transactions of the Portfolio on various foreign securities exchanges on which Schroder Securities has trading privileges, provided certain other conditions are satisfied as described below.

         Payment of brokerage commissions to Schroder Wertheim or Schroder Securities for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a securities exchange paid by a registered investment company to a broker that is an affiliated person of such investment company (or an affiliated person of another person so affiliated) not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid to Schroder Wertheim or Schroder Securities will in SCMI's opinion be: (1) at least as favorable as commissions contemporaneously charged by Schroder Wertheim or Schroder Securities, as the case may be, on comparable transactions for their most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Schroder Core Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the Securities and Exchange Commission under Section 17(e) to ensure that commissions paid to Schroder Wertheim or Schroder Securities by the Portfolio satisfy the foregoing standards. Such procedures will be reviewed at least annually by the Schroder Core Board, including a majority of the non-interested Trustees. The Schroder Core Board will also review all transactions at least quarterly for compliance with such procedures.

         It is further a policy of the Portfolio that all such transactions effected for the Portfolio by Schroder Wertheim on the New York Stock Exchange be in accordance with Rule 11a2-2(T) promulgated under the 1934 Act, which requires in substance that a member of such exchange not associated with Schroder Wertheim actually execute the transaction on the exchange floor or through the exchange facilities. Thus, while Schroder Wertheim will bear responsibility for determining important elements of execution such as timing and order size, another firm will actually execute the transaction.

         Schroder Wertheim pays a portion of the brokerage commissions it receives from the Portfolio to the brokers executing the Portfolio's transactions on the New York Stock Exchange. In accordance with Rule 11a2-2(T), Schroder Core has entered into an agreement with Schroder Wertheim permitting it to retain a portion of the brokerage commissions paid to it by the Portfolio. This agreement has been approved by the Schroder Core Board, including a majority of the non-interested Trustees.

         The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder Wertheim or Schroder Securities and will not direct brokerage to Schroder Wertheim or Schroder Securities in recognition of research services.

                       CAPITAL STOCK AND OTHER SECURITIES

         Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the

1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so, or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

         The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act), or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

         The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value per Interest next determined after an order is received by the Portfolio. Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding.

                                   TAX STATUS

         The Portfolio is classified for federal income tax purposes as a partnership that is not a "publicly traded partnership." As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware income or franchise tax.

         Each investor in the Portfolio is deemed to own a proportionate share of the Portfolio's assets and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that invest substantially all of their assets in the Portfolio and intend to qualify as RICs ("RIC investors") should be able to satisfy all those requirements.

         Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

         Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC (including a RIC investor's indirect holding thereof through its interest in the Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

         If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) - which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them - even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Three bills passed by Congress in 1991 and 1992 and vetoed by President Bush would have substantially modified the taxation of U.S. shareholders of foreign corporations, including eliminating the provisions described above dealing with PFICs and replacing them (and other provisions) with a regulatory scheme involving entities called "passive foreign corporations." The "Tax Simplification and Technical Corrections Bill of 1993," passed in May 1994 by the House of Representatives, contains the same modifications. It is unclear at this time whether, and in what form, the proposed modifications may be enacted into law.

         Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark-to-market" their stock in certain PFICs. "Marking-to-market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including marked-to-market gain for each prior year for which an election was in effect).

         The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. The Portfolio's income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income.

                                 PLACEMENT AGENT

         Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent (underwriter). The placement agent receives no compensation for such placement agent services.

                        CALCULATIONS OF PERFORMANCE DATA

         Not applicable.

                              FINANCIAL STATEMENTS

         Not applicable.

                                    APPENDIX


                      RATINGS OF CORPORATE DEBT INSTRUMENTS

                   MOODY'S INVESTORS SERVICE INC. ("MOODY'S")

                          FIXED-INCOME SECURITY RATINGS

"Aaa" Fixed-income securities which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa" Fixed-income securities which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade fixed-income securities. They are rated lower than the best fixed-income securities because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A" Fixed-income securities which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa" Fixed-income securities which are rated "Baa" are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such fixed-income securities lack outstanding investment characteristics and in fact have speculative characteristics as well.

                Fixed-income securities rated "Aaa", "Aa", "A" and "Baa" are considered investment grade.

"Ba" Fixed-income securities which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.

"B" Fixed-income securities which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

"Caa" Fixed-income securities which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

"Ca" Fixed-income securities which are rated "Ca" present obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

"C" Fixed-income securities which are rated "C" are the lowest rated class of fixed-income securities, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                Rating Refinements: Moody's may apply numerical modifiers, "1", "2", and "3" in each generic rating classification from "Aa" through "B" in its municipal fixed-income security rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and a modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

                            COMMERCIAL PAPER RATINGS

                Moody's Commercial Paper ratings are opinions of the ability to repay punctually promissory obligations not having an original maturity in excess of nine months. The ratings apply to Municipal Commercial Paper as well as taxable Commercial Paper. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: "Prime-1", "Prime-2", "Prime-3".

                Issuers rated "Prime-1" have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" have a strong capacity for repayment of short-term promissory obligations; and Issuers rated "Prime-3" have an acceptable capacity for repayment of short-term promissory obligations.
Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

               STANDARD & POOR'S RATING GROUP("STANDARD & POOR'S")

                          FIXED-INCOME SECURITY RATINGS

                A Standard & Poor's fixed-income security rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

                The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

                Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

"AAA" Fixed-income securities rated "AAA" have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

"AA" Fixed-income securities rated "AA" have a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

"A" Fixed-income securities rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than fixed-income securities in higher-rated categories.

"BBB" Fixed-income securities rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for fixed-income securities in this category than for fixed-income securities in higher-rated categories.

                Fixed-income securities rated "AAA", "AA", "A" and "BBB" are considered investment grade.

"BB" Fixed-income securities rated "BB" have less near-term vulnerability to default than other speculative grade fixed-income securities. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity or willingness to pay interest and repay principal.

"B" Fixed-income securities rated "B" have a greater vulnerability to default but presently have the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

"CCC" Fixed-income securities rated "CCC" have a current identifiable vulnerability to default, and the obligor is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

"CC" The rating "CC" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC" rating.

"C" The rating "C" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC-" rating.

"CI" The rating "CI" is reserved for fixed-income securities on which no interest is being paid.

"NR" Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

                Fixed-income securities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest degree of speculation. While such fixed-income securities will likely have some quality and protective characteristics, these are out-weighed by large uncertainties or major risk exposures to adverse conditions.

                Plus (+) or minus (-): The rating from "AA" TO "CCC" may be modified by the addition of a plus or minus sign to show relative standing with the major ratings categories.


                            COMMERCIAL PAPER RATINGS


                Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based upon current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information. Ratings are graded into group categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Ratings are applicable to both taxable and tax-exempt commercial paper.

                Issues assigned "A" ratings are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation "1", "2", and "3" to indicate the relative degree of safety.

"A-1" Indicates that the degree of safety regarding timely payment is very strong.

"A-2" Indicates capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated "A-1".

"A-3"           Indicates   a   satisfactory   capacity   for  timely   payment.
                Obligations carrying this designation are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                COUNTRIES EXCLUDED FROM EMERGING MARKET CATEGORY


                Australia                 The Netherlands
                Austria                   New Zealand
                Belgium                   Norway
                Canada                    Portugal
                Denmark                   Singapore
                Finland                   Spain
                France                    Sweden
                Germany                   Switzerland
                Ireland                   United Kingdom
                Italy                     USA
                Japan

                                     PART B
                      (STATEMENT OF ADDITIONAL INFORMATION)

                             SCHRODER CAPITAL FUNDS
                                    --------

               SCHRODER INTERNATIONAL SMALLER COMPANIES PORTFOLIO

                                FEBRUARY 10, 1998



                                   COVER PAGE

         Not applicable.

                                TABLE OF CONTENTS

  General Information and History..............................................1
  Investment Objective and Policies............................................1
  Investment Restrictions......................................................8
  Management of the Trust......................................................9
  Control Persons and Principal Holders of Securities.........................12
  Investment Advisory and Other Services......................................12
  Brokerage Allocation and Other Practices....................................13
  Capital Stock and Other Securities..........................................15
  Purchase, Redemption and Pricing of Securities..............................15
  Tax Status..................................................................16
  Underwriters................................................................17
  Calculations of Performance Data............................................17
  Financial Statements........................................................17
  Appendix...................................................................A-1


                         GENERAL INFORMATION AND HISTORY

         Not applicable.

                        INVESTMENT OBJECTIVE AND POLICIES

         Part A contains information about the investment objective and policies of the Schroder International Smaller Companies Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion supplements the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.
Defined terms used in this Part B have the same meaning as in Part A.

     FOREIGN SECURITIES. The Portfolio may invest, without limit (subject to the other investment policies applicable to the Portfolio), in U.S. dollar-denominated and foreign-currency denominated foreign debt securities and in certificates of deposit issued by foreign banks and foreign branches of U.S. banks to any extent deemed appropriate by SCMI.

         Investment in the securities of non-U.S. issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. There may be less publicly available information about foreign issuers than is available for U.S. issuers, and foreign auditing, accounting and financial reporting practices may differ from U.S. practices. Foreign securities markets may have lower volume or activity than U.S. markets, resulting in thin trading and lower liquidity than for U.S. issues. Consequently, securities prices may be more volatile. In general, SCMI invests only in securities of companies and governments of countries that, in its judgment, are both politically and economically stable. Nevertheless, all foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on the repatriation of foreign capital, and changes in foreign governmental attitudes toward private investment, possibly leading to adoption of foreign governmental restrictions affecting the payment of principal and interest, nationalization, increased withholding, taxation, or confiscation of portfolio assets, and other possible adverse political or economic developments that would affect portfolio assets. In addition, it may be more difficult to obtain and enforce a judgment against a foreign issuer or a foreign branch of a domestic bank.

         EMERGING MARKETS. The Portfolio may invest in securities of issuers located in countries considered by some to be emerging market countries. The risks of investing in foreign securities may be greater with respect to securities of issuers in, or denominated in the currencies of, emerging market countries. The economies of emerging market countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other developed countries. Disclosure and regulatory standards in many respects are less stringent in emerging market countries than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging market countries than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets, and enforcement of existing regulations may be extremely limited. Investing in local markets, particularly in emerging market countries, may require the Portfolio to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Portfolio. Certain emerging market countries may also restrict investment opportunities in issuers in industries deemed important to national interests or in all issuers with respect to foreign investors. Currency risk tends to be heightened in the case of investing in certain emerging market countries.

         DEPOSITARY RECEIPTS. Investments in securities of foreign issuers may on occasion be in the form of sponsored or unsponsored American Depositary Receipts ("ADRs") or European Depositary Receipts ("EDRs"), or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued in the United States by a bank or trust company, evidencing ownership of the underlying securities. EDRs are typically issued in Europe under a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

         USE OF FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. In anticipation of foreign exchange requirements and to protect or "hedge" against adverse movements in foreign currency exchange rates, the Portfolio may invest in forward foreign currency exchange contracts ("forward contracts") to purchase or sell an agreed-upon amount of a specified currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Such forward contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

Although such contracts tend to minimize the risk of loss due to a decline in the value of the currency that is sold, they expose the Portfolio to the risk that the counterparty is unable to perform and tend to limit commensurately any potential gain which might result should the value of such currency increase during the contract period.

         U.S. GOVERNMENT SECURITIES. The Portfolio may invest in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities which have remaining maturates not exceeding one year. Agencies and instrumentalities which issue or guarantee debt securities and that have been established or sponsored by the U.S. Government include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies or instrumentalities referred to above are backed by the full faith and credit of the U.S. Government. There can be no assurance that the U.S. Government will provide financial support to these obligations where it is not obligated to do so.

         BANK OBLIGATIONS. The Portfolio will not invest in any obligation of a domestic or foreign bank unless: (1) the bank has capital, surplus, and individual profits (as of the date of the most recently published financial statements) in excess of $100 million (or the equivalent in other currencies); and (2) in the case of a U.S. bank, its deposits are insured by the Federal Deposit Insurance Corporation. These limitations do not prohibit investments in the securities issued by foreign branches of U.S. banks, provided such U.S. banks meet the foregoing requirements. The Portfolio may also invest in certificates of deposit issued by foreign banks, denominated in any major foreign currency. The Portfolio may invest in instruments issued by foreign banks which, in the view of Schroder Capital and the Trustees of Schroder Core, are of credit-worthiness and financial stature in their respective countries comparable to U.S. banks used by the Portfolio. A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date.

         SHORT-TERM DEBT SECURITIES. The Portfolio may invest in commercial paper, that is short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers which, at the time of investment, are rated "P-1" by Moody's Investors Service ("Moody's") or "A-1" by Standard & Poor's ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated "Aaa" or "Aa" by Moody's or "AAA" or "AA" by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the rating "A-1" is the highest commercial paper ratings assigned by S&P.

         For temporary defensive purposes, to accumulate cash for investments, or to meet anticipated redemptions, the Portfolio may invest in (or enter into repurchase agreements with banks and broker dealers with respect to) short-term debt securities, including Treasury bills and other U.S. Government securities, and certificates of deposit and bankers' acceptances of U.S. banks. The Portfolio may also hold cash and time deposits in foreign banks, denominated in any major foreign currency.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with U.S. banks or broker-dealers maturing in seven days or less. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. SCMI monitors the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to insure that the value of the security always equals or exceeds the repurchase price. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

         WARRANTS. The Portfolio may invest in warrants. Warrants are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         ILLIQUID AND RESTRICTED SECURITIES. "Illiquid and Restricted Securities" in the Prospectus sets forth the circumstances in which the Portfolio may invest in illiquid and restricted securities. In connection with the Portfolios original purchase of restricted securities, SCMI may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the expenses of registration of restricted securities that are illiquid may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between a decision to sell the securities and the time to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, the Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its portfolio securities subject to the restrictions stated in the Prospectus. Under applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, at least equal the market value of the loaned securities and must consist of cash, bank letters of credit, U.S. Government securities, or other cash equivalents in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. In a portfolio securities lending transaction, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan as well as the interest on the collateral securities, less any finders or administrative fees the Portfolio pays in arranging the loan. The Portfolio may share the interest it receives on the collateral securities with the borrower as long as it realizes at least a minimum amount of interest required by the lending guidelines established by the Schroder Core Board. The Portfolio will not lend its portfolio securities to any officer, director, employee or affiliate of the Portfolio, the Fund or Schroder Capital. The terms of the Portfolio s loans must meet certain tests under the Internal Revenue Code and permit the Portfolio to reacquire loaned securities on five business days notice or in time to vote on any important matter.

         COVERED CALLS AND HEDGING. As described in the Prospectus, while the Portfolio does not presently intend to do so, it may write covered calls on up to 100% of its total assets or employ one or more types of Hedging Instruments (as defined in the Prospectus). When hedging to attempt to protect against declines in the market value of the Portfolio s securities, to permit the Portfolio to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons, the Portfolio would: (1) sell Stock Index Futures (as defined below); (2) purchase puts on such futures or on securities; or (3) write covered calls on securities or such futures. When hedging to establish a position in the equities markets as a temporary substitute for purchasing particular equity securities (which the Portfolio will normally purchase and then terminate the hedging position), the Portfolio would: (1) purchase Stock Index Futures; or (2) purchase calls on such futures or on securities. The Portfolio s strategy of hedging with Stock Index Futures and options on such futures will be incidental to the Portfolio s activities in the underlying cash market.

         WRITING COVERED CALL OPTIONS. The Portfolio may write (i.e., sell) call options ("calls") if: (1) the calls are listed on a domestic securities or commodities exchange; and (2) the calls are "covered" (i.e., the Portfolio owns the securities subject to the call or other securities acceptable for applicable escrow arrangements) while the call is outstanding. A call written on a Stock Index Future must be covered by deliverable securities or segregated liquid assets. If a call written by the Portfolio is exercised, the Portfolio forgoes any profit from any increase in the market price above the call price of the underlying investment on which the call was written.

         When the Portfolio writes a call on a security, it receives a premium and agrees to sell the underlying securities to a purchaser of a corresponding call on the same security during the call period (usually not more than nine months) at a fixed exercise price (which may differ from the market price of the underlying security), regardless of market price changes during the call period. The risk of loss will have been retained by the Portfolio if the price of the underlying security should decline during the call period, which may be offset to some extent by the premium.

         To terminate its obligation on a call it has written, the Portfolio may be purchase a corresponding call in a "closing purchase transaction". A profit or loss will be realized, depending upon whether the net of the amount of option transaction costs and the premium previously received on the call written was more or less than the price of the call subsequently purchased. A profit may also be realized if the call lapses unexercised, because the Portfolio retains the underlying security and the premium received. If the Portfolio could not effect a closing purchase transaction due to the lack of a market, it would have to hold the callable securities until the call lapsed or was exercised.

         The Portfolio may also write calls on Stock Index Futures without owning a futures contract or a deliverable bond, provided that at the time the call is written, the Portfolio covers the call by segregating in escrow an equivalent dollar amount of liquid assets. The fund will segregate additional liquid assets if the value of the escrowed assets drops below 100% of the current value of the Stock Index Future. In no circumstances would an exercise notice require the Portfolio to deliver a futures contract; it would simply put the Portfolio in a short futures position, which is permitted by the Portfolio s hedging policies.

         PURCHASING CALLS AND PUTS. The Portfolio may purchase put options ("puts") that relate to: (1) securities held by it; (2) Stock Index Futures (whether or not it holds such futures in its portfolio); or (3) broadly based stock indices. The Portfolio may not sell puts other than those it previously purchased nor purchase puts on securities it does not hold. The Portfolio may purchase calls: (1) as to securities, broadly based stock indices or Stock Index Futures; or (2) to effect a "closing purchase transaction" to terminate its obligation on a call it has previously written. A call or put may be purchased only if, after such purchase, the value of all put and call options held by the Portfolio would not exceed 5% of its total assets.

         When the Portfolio purchases a call (other than in a closing purchase transaction), it pays a premium and, except as to calls on stock indices, has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Portfolio benefits only if the call is sold at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the call is exercised. If the call is not exercised or sold (whether or not at a profit), it will become worthless at its expiration date and the Portfolio will lose its premium payments and the right to purchase the underlying investment. When the Portfolio purchases a call on a stock index, it pays a premium, but settlement is in cash rather than by delivery of an underlying investment.

         When the Portfolio purchases a put, it pays a premium and, except as to puts on stock indices, has the right to sell the underlying investment to a seller of a corresponding put on the same investment during the put period at a fixed exercise price. Buying a put on a security or Stock Index Future the Portfolio owns enables it to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date and the Portfolio will lose its premium payment and the right to sell the underlying investment; the put may, however, be sold prior to expiration (whether or not at a profit).

         Purchasing a put on either a stock index or on a Stock Index Future not held by the Portfolio permits it either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price of the put will vary inversely with the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date. In the event of a decline in price of the underlying investment, the Portfolio could exercise or sell the put at a profit to attempt to offset some or all of its loss on its portfolio securities. When the Portfolio purchases a put on a stock index, or on a Stock Index Future not held by it, the put protects the Portfolio to the extent that the index moves in a similar pattern to the securities held. In the case of a put on a stock index or Stock Index Future, settlement is in cash rather than by the Portfolio s delivery of the underlying investment.

         STOCK INDEX FUTURES. The Portfolio may buy and sell futures contracts only if they relate to broadly based stock indices ("Stock Index Futures"). A stock index is "broadly based" if it includes stocks that are not limited to issuers in any particular industry or group of industries. Stock Index Futures obligate the seller to deliver (and the purchaser to take) cash to settle the futures transaction or to enter into an offsetting contract. No physical delivery of the underlying stocks in the index is made.

         No price is paid or received upon the purchase or sale of a Stock Index Future Upon entering into a futures transaction, the Portfolio will be required to deposit an initial margin payment in cash or U.S. Treasury bills with a futures commission merchant (the "futures broker"). The initial margin will be deposited with the Portfolio s custodian in an account registered in the futures broker s name; however the futures broker can gain access to that account only under specified conditions. As the future is marked to market to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker on a daily basis. Prior to expiration of the future, if the Portfolio elects to close out its position by taking an opposite position, a final determination of variation margin is made, additional cash is required to be paid by or released to the Portfolio, and any loss or gain is realized for tax purposes. Although Stock Index Futures by their terms call for settlement by the delivery of cash, in most cases the obligation is fulfilled without such delivery, by entering into an offsetting transaction. All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         Puts and calls on broadly based stock indices or Stock Index Futures are similar to puts and calls on securities or other futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question (and thus on price movements in the stock market generally) rather than on price movements in individual securities or futures contracts. When the Portfolio buys a call on a stock index or Stock Index Future, it pays a premium. During the call period, upon exercise of a call by the Portfolio, a seller of a corresponding call on the same index will pay the Portfolio an amount of cash to settle the call if the closing level of the stock index or Stock Index Future upon which the call is based is greater than the exercise price of the call; that cash payment is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (the "multiplier") that determines the total dollar value for each point of difference. When the Portfolio buys a put on a stock index or Stock Index Future, it pays a premium and has the right during the put period to require a seller of a corresponding put, upon the Portfolio s exercise of its put, to deliver to the Portfolio an amount of cash to settle the put if the closing level of the stock index or Stock Index Future upon which the put is based is less than the exercise price of the put; that cash payment is determined by the multiplier, in the same manner as described above as to calls.

         ADDITIONAL INFORMATION ABOUT HEDGING INSTRUMENTS AND THEIR USE. The Portfolio s custodian, or a securities depository acting for the custodian, will act as the Portfolio s escrow agent, through the facilities of the Options
Clearing Corporation ("OCC"), as to the securities on which the Portfolio has written options, or as to other acceptable escrow securities, so that no margin will be required for such transactions. OCC will release the securities on the expiration of the option or upon the Portfolio s entering into a closing transaction. An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option.

         The Portfolio's option activities may affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Portfolio may cause it to sell related portfolio securities, thus increasing its turnover rate in a manner beyond its control. The exercise by the Portfolio of puts on securities or Stock Index Futures may cause the sale of related investments, also increasing portfolio turnover. Although such exercise is within the Portfolio s control, holding a put might cause the Portfolio to sell the underlying investment for reasons that would not exist in the absence of the put. The Portfolio will pay a brokerage commission each time it buys or sells a call, a put or an underlying investment in connection with the exercise of a put or call. Such commissions may be higher than those that would apply to direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of such investments, and, consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Portfolio s net asset value being more sensitive to changes in the value of the underlying investments.

         REGULATORY  ASPECTS OF  HEDGING  INSTRUMENTS  AND  COVERED  CALLS.  The
Portfolio must operate within certain restrictions as to its long and short positions in Stock Index Futures and options thereon under a rule (the "CFTC Rule") adopted by the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act (the "CEA"), which excludes the Portfolio from registration with the CFTC as a "commodity pool operator" (as defined in the CEA) if it complies with the CFTC Rule. Under these restrictions the Portfolio will not, as to any positions, whether short, long or a combination thereof, enter into Stock Index Futures and options thereon for which the aggregate initial margins and premiums exceed 5% of the fair market value of its total assets, with certain exclusions as defined in the CFTC Rule. Under the restrictions, the Portfolio also must, as to its short positions, use Stock Index Futures and options thereon solely for bona-fide hedging purposes within the meaning and intent of the applicable provisions under the CEA.

         Transactions in options by the Portfolio are subject to limitations established by each of the exchanges governing the maximum number of options that may be written or held by a single investor or group of investors acting in concert, regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more exchanges or brokers. Thus, the number of options that the Portfolio may write or hold may be affected by options written or held by other entities, including other investment companies having the same or an affiliated investment adviser. Position limits also apply to Stock Index Futures. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions. Due to requirements under the Investment Company Act of 1940, as amended ("1940 Act"), when the Portfolio purchases a Stock Index Future, the Portfolio will maintain, in a segregated account or accounts with its custodian bank, cash or readily marketable, short- term (maturing in one year or less) debt instruments in an amount equal to the market value of the securities underlying such Stock Index Future, less the margin deposit applicable to it.

         LIMITS ON USE OF HEDGING INSTRUMENTS. Due to the Short-Short Limitation described under "Taxation," the Portfolio will limit the extent to which it engages in the following activities but will not be precluded from them: (1) selling investments, including Stock Index Futures, held for less than three months, whether or not they were purchased on the exercise of a call held by the Portfolio; (2) purchasing calls or puts that expire in less than three months;
(3) effecting closing transactions with respect to calls or puts purchased less than three months previously; (4) exercising puts held for less than three months; and (5) writing calls on investments held for less than three months.

         POSSIBLE RISK FACTORS IN HEDGING. In addition to the risks discussed above, there is a risk in using short hedging by selling Stock Index Futures or purchasing puts on stock indices that the prices of the applicable index (thus the prices of the Hedging Instruments) will correlate imperfectly with the behavior of the cash (i.e., market value) prices of the Portfolio s equity securities. The ordinary spreads between prices in the cash and futures markets are subject to distortions due to differences in the natures of those markets. First, all participants in the futures markets are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures markets could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures markets may cause temporary price distortions.

         The risk of imperfect correlation increases as the composition of the Portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the equity securities being hedged and movements in the price of the Hedging Instruments, the Portfolio may use Hedging Instruments in a greater dollar amount than the dollar amount of equity securities being hedged if the historical volatility of the prices of such equity securities being hedged is more than the historical volatility of the applicable index. It is also possible that where the Portfolio has used Hedging Instruments in a short hedge, the market may advance and the value of equity securities held in the Portfolio may decline. If this occurred, the Portfolio would lose money on the Hedging Instruments and also experience a decline in value in its equity securities. However, while this could occur for a very brief period or to a very small degree, the value of a diversified portfolio of equity securities will tend to move over time in the same direction as the indices upon which the Hedging Instruments are based.

         If the Portfolio uses Hedging Instruments to establish a position in the equities markets as a temporary substitute for the purchase of individual equity securities (long hedging) by buying Stock Index Futures and/or calls on such futures, on securities or on stock indices, it is possible that the market may decline. If the Portfolio then concluded not to invest in equity securities at that time because of concerns as to possible further market decline or for other reasons, it would realize a loss on the Hedging Instruments that is not offset by a reduction in the price of the equity securities purchased.

         SHORT SALES AGAINST-THE-BOX. After the Portfolio makes a short sale against-the-box, while the short position is open, it must own an equal amount of the securities sold short or by virtue of ownership of securities have the right, without payment of further consideration, to obtain an equal amount of the securities sold short. Short sales against-the-box may be made to defer recognition of gain or loss for federal income tax purposes on the sale of securities "in the box" until the short position is closed out.

                             INVESTMENT RESTRICTIONS

         The following investment restrictions, except where stated to be fundamental policies, are non-fundamental policies of the Portfolio. The policies defined as fundamental cannot be changed without the vote of a "majority" of the Portfolio's outstanding voting interests. Under the 1940 Act, such a "majority" vote is defined as the vote of the holders of the lesser of:
(1) 67% or more of the interests present or represented by proxy at a meeting of interestholders, if the holders of more than 50% of the outstanding interests are present; or (2) more than 50% of the outstanding interests.

         The following investment restrictions of the Portfolio are fundamental policies:

         1. The Portfolio may not, with respect to 75% of its assets, purchase a security other than a security issued or guaranteed by the U.S. Government, its agencies or instrumentalities or a security of an investment company if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

         2. The Portfolio may not concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. An investment of more than 25% of the Portfolio's assets in the securities of issuers located in one country does not contravene this policy.

         3. The Portfolio may not borrow money in excess of 33 1/3% of its total assets taken at market value (including the amount borrowed) and then only from a bank as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions that may otherwise require untimely dispositions of Portfolio securities.

         4. The Portfolio may not purchase or sell real estate, provided that the Portfolio may invest in securities issued by companies which invest in real estate or interests therein.

         5. The Portfolio may not make loans to other persons, provided that for purposes of this restriction, entering into repurchase agreements or acquiring any otherwise permissible debt securities shall not be deemed to be the making of a loan.

         6. The Portfolio may not invest in commodities or commodity contracts other than foreign currency forward contracts.

         7. The Portfolio may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under U.S. securities laws.

         8. The Portfolio may not issue senior securities except to the extent permitted by the 1940 Act.

         The   following   investment   restrictions   of  the   Portfolio   are
non-fundamental policies:

         1. The Portfolio will not purchase more than 3% of the outstanding securities of any closed-end investment company.

         2. The Portfolio will not purchase securities while borrowings exceed 5% of total assets.

         3. The Portfolio may not acquire a security if, as a result, more than 15% of its net assets (taken at current value) would be invested in illiquid securities (securities that cannot be disposed of within seven days at their then-current value), including repurchase agreements not entitling the holder to payment of principal within seven days or other securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the Act of 1933, as amended ("Restricted Securities").

                  This policy does not include restricted securities that can be sold to the public in foreign markets or that may be eligible for qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933 that are determined to be liquid by the Adviser pursuant to guidelines adopted by the Trust's Board of Trustees.

         4. The Portfolio may not make investments for the purpose of exercising control or management. (Investments by the Portfolio in wholly owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.)

         5. The Portfolio may not purchase securities on margin, or make short sales of securities (except short sales against-the-box), except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. The Portfolio may make margin deposits in connection with permitted transactions in options, futures contracts and options on futures contracts.

         6. The Portfolio may not invest in oil, gas, or other mineral resources, lease, or arbitrage transactions.

         7. The  Portfolio  may not  purchase a security,  other than a security issued or guaranteed by the U.S. Government, its agencies or instrumentalities if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

         Except for the policies on borrowing and illiquid securities, the percentage restrictions described above apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio.

                             MANAGEMENT OF THE TRUST

         OFFICERS AND TRUSTEES. The following information relates to the principal occupations during the past five years of each Trustee and executive officer of the Trust and shows the nature of any affiliation with SCMI. Except as noted, each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), Schroder Capital Funds II and Schroder Series Trust, other registered investment companies in the Schroder family of funds.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

HON. DAVID N. DINKINS, 69, c/o the Trust, Two Portland Square, Portland, Maine, Trustee of the Trust; Professor, Columbia University School of International and Public Affairs; Director, American Stock Exchange, Carver Federal Savings Bank, Transderm Laboratory Corporation, and The Cosmetic Center, Inc.; formerly, Mayor, The City of New York.

PETER S. KNIGHT, 46, c/o the Trust, Two Portland Square, Portland, Maine, Trustee of the Trust; Partner, Wunder, Knight, Levine, Thelen & Forcey; Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group Inc., Formerly, Campaign Manager, Clinton/Gore `96.

SHARON L. HAUGH*,  51, 787 Seventh  Avenue,  New York, New York,  Trustee of the
Trust; Chairman, Schroder Capital Management Inc. ("SCM"), Executive Vice President and Director, SCMI; Chairman and Director, Schroder Advisors.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

FERGAL CASSIDY, 28, 787 Seventh Avenue, New York, New York - Treasurer of the Trust.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 37, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS G. SHEEHAN, 42, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Relationship Manager and Counsel, Forum Financial Services, Inc. since 1993; prior thereto, Special
Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since July 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*        Interested Trustee of the Trust within the meaning of the 1940 Act.

         Schroder Advisors is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc. SCM is also a wholly owned subsidiary of Schroders Incorporated.

         Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Fund. Independent Trustees of the Trust receive an annual retainer of $11,000 and additional fees of $1,250 per meeting attended in person or $500 per meeting attended by telephone. Members of an Audit Committee for one or more of the investment companies receive an additional $1,000 per year. Payment of the annual retainer is allocated among the various investment companies based on their relative net assets. Payment of meeting fees is allocated only among those investment companies to which the meeting relates. None of the registered investment companies in the Fund Complex has any bonus, profit sharing, pension or retirement plans.

         The following table provides the fees paid to each independent Trustee of the Trust for certain funds' fiscal year ended December 31, 1997.

                                                          Pension or                                   Total
                                                          Retirement                             Compensation From
                                      Aggregate        Benefits Accrued      Estimated Annual      Trust And Fund
                                  Compensation From    As Part of Trust       Benefits Upon       Complex Paid To
Name of Trustee                         Trust              Expenses             Retirement            Trustees
-------------------------------- -------------------- -------------------- --------------------- -------------------
Mr. Guernsey                           $2,749.95              $0                    $0               $4,250.00
Mr. Howell                             $1,983.70              $0                    $0               $3,000.00
Mr. Michalis                           $1,759.31              $0                    $0               $2,750.00
Mr. Schwab                             $4,733.65              $0                    $0               $8,250.00
Mr. Dinkins                            $    0.00              $0                    $0              $11,000.00
Mr. Knight                             $  785.68              $0                    $0              $12,500.00


* In addition to the Trust, the "Fund Complex" includes three other registered investment companies (Schroder Capital Funds II, an open-end company; Schroder Capital Funds (Delaware), an open-end company; and Schroder Asian Growth Fund, Inc., a closed-end company) for which SCMI serves as investment adviser for each series.

     As of January 30, 1998, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Trust's outstanding shares.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         As of January 30, 1998, Schroder International Smaller Companies Fund (the "Fund"), a series of Schroder Capital Funds (Delaware), a Delaware business trust registered with the SEC as an open-end management investment company, holds in excess of 26% of the Portfolio's Interests and, accordingly, controls the Portfolio.

         Schroder Capital Funds (Delaware) has informed the Trust that whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may invest in the Portfolio will follow the same or a similar practice.

                     INVESTMENT ADVISORY AND OTHER SERVICES

         INVESTMENT ADVISER. SCMI, 787 Seventh Avenue, New York, New York 10019, serves as investment adviser to the Portfolio under an "Investment Advisory Agreement". SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly-owned U.S. holding subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services and had funds under management of approximately $175 billion as of September 30, 1997.

         Under the Investment Advisory Agreement, SCMI is responsible for managing the investment and reinvestment of the Portfolio's assets and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board periodic reports on the investment performance of the Portfolio.

         Under the terms of the Investment Advisory Agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

         The Investment Advisory Agreement continues in effect provided such continuance is approved annually: (1) by the vote of a majority of the outstanding voting interests of the Portfolio or by the Board; and (2) by a majority of the Trust's Trustees who are not parties to such contract or "interested persons" (as defined in the 1940 Act) of any such party. The Investment Advisory Agreement may be terminated without penalty by vote of the Trustees or the shareholders of the Portfolio on 60 days' written notice to SCMI, or by SCMI on 60 days' written notice to the Trust. The agreement terminates automatically if assigned. The Investment Advisory Agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the Investment Advisory Agreement.

         ADMINISTRATIVE SERVICES. On behalf of the Portfolio, the Trust has entered into an "Administration Agreement" with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. The Trust has also entered into a "Subadministration Agreement" with Forum Administrative Services, LLC ("Forum"). Under these agreements, Schroder Advisors and Forum have agreed to provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the Investment Advisory Agreement. These services include, among other things: (1) preparation of shareholder reports and communications; (2) regulatory compliance, such as reports to and filings with the Commission and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is compensated at the annual rate of 0.15% of the Portfolio's average daily net assets. Forum is entitled to receive from the Portfolio a fee at the annual rate of 0.075% of the Portfolio's average daily net assets for its services.

         The administrative services agreements are terminable with respect to the Portfolio without penalty, at any time, by vote of a majority of the Trustees of the Trust, upon 60 days' written notice to Schroder or Forum, or, upon 60 days' notice to the Trust by Schroder or Forum.

     CUSTODIAN. The Chase Manhattan Bank, through its Global Custody Division located in London, England, acts as custodian of the Portfolio's securities and cash.

     INDEPENDENT AUDITORS. Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent accountants for the Trust.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

         INVESTMENT DECISIONS. Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

         BROKERAGE AND RESEARCH SERVICES. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio will be placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

         The Investment Advisory Agreement authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

         It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

         Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized SCMI to employ Schroder Wertheim & Company, Incorporated ("Schroder Wertheim") an affiliate of SCMI, to effect securities transactions of the Portfolio, on the New York Stock Exchange only, provided certain other conditions are satisfied as described below.

         Payment of brokerage commissions to Schroder Wertheim for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a national securities exchange paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid to Schroder Wertheim will in the judgment of the officers of the Trust responsible for making portfolio decisions and selecting brokers, be: (1) at least as favorable as commissions contemporaneously charged by Schroder Wertheim on comparable transactions for its most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the Securities and Exchange Commission under Section 17(e) to ensure that commissions paid to Schroder Wertheim by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with such procedures.

         The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder Wertheim and will not direct brokerage to Schroder Wertheim in recognition of research services.

                       CAPITAL STOCK AND OTHER SECURITIES

         Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required, and has no current intention, to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

         The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act); or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

         The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding. See "Purchase of Securities" and "Redemption or Repurchase" in Part A.

                                   TAX STATUS

         The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also will not be subject to Delaware income or franchise tax.

         Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC") for federal income tax purposes. Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

         Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent which any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (1) the amount of cash and the basis of any property the Portfolio distributes to the investor; and (2) the investor's share of the Portfolio's losses.

         Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions ("foreign taxes") that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If more than 50% of the value of a RIC investor's total assets (taking into account its proportionate share of the Portfolio's assets) at the close of any taxable year consists of securities of foreign corporations, the RIC investor will be eligible to, and may, file an election with the Internal Revenue Service that will enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to its proportionate share of any foreign taxes paid by the Portfolio ("RIC investor's foreign taxes"). Pursuant to that election, the RIC investor would treat its foreign taxes as dividends paid to its shareholders, and each shareholder would be required to: (1) include in gross income, and treat as paid by him, his proportionate share of the RIC investor's foreign taxes; (2) treat his share of those taxes and of any dividend paid by the RIC investor that represents its proportionate share of the Portfolio's income from foreign or U.S. possessions sources as his own income from those sources; and (3) either deduct the taxes deemed paid by him in computing his taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against his Federal income tax.

         The Portfolio may invest in the stock of passive foreign investment companies ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC investor will be subject to Federal income tax on its proportionate share of a part of any "excess distribution" received by the Portfolio on the stock of a PFIC or of any gain on the Portfolio's disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC investor distributes its share of the PFIC income as a taxable dividend to its shareholders. The balance of the RIC investor's share of the PFIC income will be included in its investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

         If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, a RIC investor would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which probably would have to be distributed by the RIC investor to satisfy certain distribution requirements -- even if the RIC investor's share of those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Pursuant to proposed  regulations,  open-end  RIC  investors,  would be entitled to elect to "mark-to-market" their stock in certain PFICs. "Marking-to-market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

         Gains or losses: (1) from the disposition of foreign currencies; (2) on the disposition of a debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition; and (3) that are attributable to fluctuations in exchange rates that occur between the time the Portfolio accrues interest, dividends, or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time it actually collects the receivables or pays the liabilities, generally are treated as ordinary income or loss. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of investment company taxable income available to a RIC investor for distribution to its shareholders.

         The Portfolio's use of hedging strategies, such as entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses it realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from forward contracts derived by the Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition of foreign currencies and forward contracts thereon will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains if they are held for less than three months and are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto).

                                  UNDERWRITERS

         Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.

                        CALCULATIONS OF PERFORMANCE DATA

         Not applicable.

                              FINANCIAL STATEMENTS

         Financial Statements for the Portfolio appear below.

 -------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

SCHEDULE OF INVESTMENTS
AS OF OCTOBER 31, 1997

          STOCKS - 96.7%
SHARES                                     VALUE US$
- -------                                    ------------
          DENMARK - 1.4%
          COMMON STOCK
  2,000   Carli Gry International AS
            Consumer Durables              $     98,927
                                           ------------
          FINLAND - 1.5%
          COMMON STOCK
  1,750   KCI Konecranes International
            Machinery                            66,040
  1,850   The Rauma Group
            Capital Equipment                    34,728
                                           ------------
                                                100,768
                                           ------------
          FRANCE - 11.0%
          COMMON STOCK
    900   Gascogne SA
            Retail                               81,932
  2,200   Gautier France SA
            Consumer Durables                    92,571
  1,500   Genset SA (a)
            Consumer Durables                    84,825
  2,200   Lapeyre SA
            Materials                           128,805
    500   Manitou B.F. SA
            Capital Equipment                    64,628
  1,500   Regional Airlines SA
            Services                             70,413
  3,000   Servant Soft SA
            Services                             80,264
  2,800   Societe Generale d'Enterprises
            SA (a)
            Materials                            71,897
  2,200   Sommer Allibert
            Consumer Durables                    74,531
                                           ------------
                                                749,866
                                           ------------
          GERMANY - 10.6%
          COMMON STOCK
    180   Buderus AG
            Manufacturing                        87,427

    600   Jungheinrich AG
            Manufacturing                        94,121
    700   Rhoen - Klinikum AG
            Consumer Durables                    67,104
          PREFERRED STOCK
     90   Hugo Boss AG
            Consumer Durables                   113,990
    300   KSB AG Pfd
            Capital Equipment                    76,691
    400   Marschollek Lautenschlaeger und
            Partner AG
            Finance                              91,796


SHARES                                      VALUE US$
- -------                                    ------------
          GERMANY (CONCLUDED)
  1,900   Moebel Walther AG
            Retail                         $     77,272
    280   Sto AG Pfd.
            Materials                           112,736
                                           ------------
                                                721,137
                                           ------------
          HONG KONG - 2.9%
          COMMON STOCK
110,000   Chen Hsong Holdings Ltd.
            Capital Equipment                    42,694
 57,200   HKR International Ltd.
            Finance                              37,741
 35,000   Varitronix International Ltd.
            Manufacturing                        57,960
 83,000   YGM Trading Ltd.
            Retail                               60,133
                                           ------------
                                                198,528
                                           ------------
          ITALY - 4.0%
          COMMON STOCK
  6,900   Brembo SpA
            Consumer Durables                    68,790
  5,810   Gewiss SpA
            Consumer Durables                   113,439
  4,000   Industrie Natuzzi SpA ADR
            Retail                               89,500
                                           ------------
                                                271,729
                                           ------------
          JAPAN - 28.1%
          COMMON STOCK
  5,000   Aichi Toyota Motor Co. Ltd.
            Capital Equipment                    54,045
 14,300   Airport Facilities Co. Ltd.
            Services                             51,127

  8,000   Amada Metrecs Co. Ltd.
            Machinery                            58,867
  5,000   Arcland Sakamoto
            Retail                               43,651
 11,000   Canon Copyer Sales Co.
            Capital Equipment                    74,998
  6,000   Charle Co.
            Retail                               55,874
    200   Chubu - Nippon Broadcast Co.
            Ltd.
            Services                              2,994
 14,000   Daidoh Ltd.
            Materials                            62,277
  8,000   Diamond City Co.
            Finance                              31,928
  6,000   Eiden Sakakiya Co. Ltd.
            Retail                               33,175

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

SCHEDULE OF INVESTMENTS  (CONTINUED)
AS OF OCTOBER 31, 1997

SHARES                                      VALUE US$
- -------                                    ------------
          JAPAN (CONTINUED)
  3,000   Glory Ltd.
            Machinery                      $     49,139
 11,000   Hitachi Transport System
            Services                             99,692
 12,000   Idec Izumi
            Machinery                            69,344
  4,000   Inaba Denkisangyo Co.
            Capital Equipment                    44,899
  9,000   Inabata & Co.
            Consumer Durables                    47,069
  5,000   Kansai Kosaido Co. Ltd.
            Capital Equipment                    47,394
  5,000   Mandom Corp.
            Consumer Non-Durables                46,978
  6,000   Maruzen Co. Ltd.
            Capital Equipment                    21,950
  2,000   Meiko Shokai
            Capital Equipment                    61,528
  3,000   Mirai Industry Co. Ltd.
            Manufacturing                        41,407
  1,000   Nagaileben Co. Ltd.
            Consumer Durables                    28,685

  9,000   Nippon Cable System
            Capital Equipment                    69,219
  6,000   Nishio Rent All Co.
            Capital Equipment                    56,872
 16,000   Nissan Fire & Marine Insurance
            Finance                              65,851
  8,000   Sanki Engineering
            Capital Equipment                    66,517
  5,000   Santen Pharmaceutical
            Consumer Durables                    88,551
 10,000   Sumitomo Warehouse
            Services                             49,638
 12,000   Tachibana Shokai
            Services                             81,816
  1,000   Tachihi Enterprise Co. Ltd.
            Finance                              24,279
 14,000   Tokyo Soir
            Retail                               27,123
 13,000   Toyo Shutter
            Capital Equipment                    46,154
  3,500   Trusco Nakayama Corp.
            Services                             56,747
  7,000   Tsubaki Nakashima Co. Ltd.
            Capital Equipment                    48,018
  3,000   Tsutsumi Jewelry Co. Ltd.
            Capital Equipment                    41,906
 11,000   Yodogawa Steel Works
            Materials                            58,626
      6   Yoshinoya D & C Co. Ltd.
            Retail                               63,358

SHARES                                      VALUE US$
- -------                                    ------------
          JAPAN (CONCLUDED)
  7,000   Yushiro Chemical Industry
            Materials                      $     44,816
                                           ------------
                                              1,916,512
                                           ------------
          MALAYSIA - 0.6%
          COMMON STOCK
 28,000   Nylex (Malaysia) Berhad
            Capital Equipment                    15,045
 26,000   Sime UEP Properties Berhad
            Finance                              24,060
                                           ------------
                                                 39,105
                                           ------------

          NETHERLANDS - 6.3%
          COMMON STOCK
  6,000   BE Semiconductor Industries N.V.
            (a)
            Capital Equipment                    89,658
  6,400   ICT Automatisering N.V. (a)
            Services                             77,498
  3,100   NBM-Amstelland N.V.
            Materials                            86,577
  3,000   Unique International N.V.
            Services                             74,664
  3,400   Volker Stevin N.V.
            Materials                           103,365
                                           ------------
                                                431,762
                                           ------------
          SINGAPORE - 0.7%
          COMMON STOCK
 19,000   Clipsal Industries Ltd.
            Consumer Durables                    49,210
                                           ------------
          SWEDEN - 1.2%
          COMMON STOCK
  8,000   Hemkopskedjan AB (a)
            Retail                               82,841
                                           ------------
          SWITZERLAND - 7.6%
          COMMON STOCK
    650   AGIE Charmilles Holding AG (a)
            Capital Equipment                    55,858
     35   Bobst SA
            Machinery                            54,641
     20   Gurit-Heberlein AG
            Multi-Industry                       63,378
      5   Lindt & Spruengli AG
            Consumer Non-Durables               100,258
     40   SEZ Holding AG
            Capital Equipment                    67,889
  1,000   Safra Republic Holdings SA
            Finance                             111,000

- ------------------------------------------------------------------------------
                                       18

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

SCHEDULE OF INVESTMENTS  (CONCLUDED)
AS OF OCTOBER 31, 1997

SHARES                                      VALUE US$
- -------                                    ------------
          SWITZERLAND (CONCLUDED)
    600   TAG Heuer International SA (a)
            Consumer Non-Durables          $     68,748
                                           ------------
                                                521,772
                                           ------------
          UNITED KINGDOM - 20.8%
          COMMON STOCK
  7,000   AEA Technology plc
            Services                             54,704
  9,900   Bespak plc
            Services                            107,916
 22,800   Blagden Industries plc
            Services                             65,001
  8,000   Candover Investments plc
            Finance                              96,327
 17,500   W. Canning plc
            Materials                            75,864
 17,600   Devro plc
            Consumer Non-Durables               109,059
 15,300   Helphire Group plc (a)
            Services                             58,886
  1,667   Lanica Trust (a) (b)
            Finance                               1,406
  5,700   Logica plc
            Services                             80,774
 14,300   London Clubs International plc
            Services                             74,702
  9,800   Low & Bonar plc
            Services                             52,098
  8,450   Oriflame International SA (b)
            Services                             68,020


SHARES                                      VALUE US$
- -------                                    ------------
          UNITED KINGDOM (CONCLUDED)
 11,700   PSD Group plc
            Services                       $     77,797
 86,000   Rutland Trust plc
            Finance                              72,472
 10,500   Servisair plc
            Services                             59,869
 85,500   Taylor Nelson AGB plc
            Services                            102,878
 16,000   Ultra Electronics Holdings plc
            Manufacturing                        89,351
 14,300   Watmoughs Holdings plc
            Services                             51,080
  9,100   Whatman plc
            Capital Equipment                   122,082
                                           ------------
                                              1,420,286
                                           ------------
          Total Investments - 96.7%
            (cost $7,555,878)                 6,602,443
          Other Assets Less
            Liabilities - 3.3%                  223,108
                                           ------------
          Total Net Assets - 100.0%        $  6,825,551
                                           ------------
                                           ------------


- ------------------

(a) Non-income producing security.

(b) Valued pursuant to methodology approved by the Board of Trustees.

ADR - American Depositary Receipts

    The accompanying notes are an integral part of the financial statements.

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1997

ASSETS:
         Investments (Note 2):
            Investments at cost                                              $  7,555,878
            Net unrealized appreciation (depreciation)                           (953,435)
                                                                             ------------
                              Total Investments at value                        6,602,443

         Cash                                                                     195,768
         Receivable from investment adviser (Note 6)                               30,753
         Receivable for dividends, tax reclaims and interest                       21,759
         Organization costs, net of amortization (Note 2)                          12,088
                                                                             ------------

                              Total Assets                                      6,862,811
                                                                             ------------
LIABILITIES:
         Payable to administrator (Note 3)                                            450
         Accrued expenses and other liabilities                                    36,810
                                                                             ------------

                              Total Liabilities                                    37,260
                                                                             ------------

                              Net Assets                                     $  6,825,551
                                                                             ------------
                                                                             ------------
COMPONENTS OF NET ASSETS:
         Investors' capital                                                  $  7,778,786
         Net unrealized appreciation (depreciation) on investments               (953,235)
                                                                             ------------

                              Net Assets                                     $  6,825,551
                                                                             ------------
                                                                             ------------

    The accompanying notes are an integral part of the financial statements.
- ------------------------------------------------------------------------------
                                       19

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

STATEMENT OF OPERATIONS

                                                                                For the Period
                                                                               November 4, 1996
                                                                         (commencement of operations)
                                                                             to October 31, 1997
                                                                         ----------------------------
INVESTMENT INCOME:
       Dividend income (net of foreign withholding taxes of $13,842)              $  100,427
       Interest income                                                                20,623
                                                                                ------------
                              Total Investment Income                                121,050
                                                                                ------------
EXPENSES:
       Investment advisory (Note 3)                                                   60,033
       Administration (Note 3)                                                        10,882
       Subadministration (Note 3)                                                      5,009
       Transfer agency (Note 3)                                                       11,906
       Custody                                                                         5,171
       Accounting (Note 3)                                                            59,333
       Legal                                                                             374
       Audit                                                                          23,900
       Pricing                                                                        11,037
       Trustees                                                                          538
       Amortization of organization costs (Note 2)                                     2,770
       Miscellaneous                                                                   1,056
                                                                                ------------
                              Total Expenses                                         192,009
       Fees waived and expenses reimbursed (Note 6)                                 (107,225)
                                                                                ------------
                              Net Expenses                                            84,784
                                                                                ------------
NET INVESTMENT INCOME (LOSS)                                                          36,266
                                                                                ------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
    AND FOREIGN CURRENCY TRANSACTIONS:
       Net realized gain (loss) on investments sold                                  377,721
       Net realized gain (loss) on foreign currency transactions                         (74)
                                                                                ------------
                              Net realized gain (loss) on investments
                                and foreign currency transactions                    377,647
                                                                                ------------

       Net change in unrealized appreciation (depreciation) on
          investments                                                               (953,435)
       Net change in unrealized appreciation (depreciation) on foreign
          currency transactions                                                          200
                                                                                ------------
                              Net change in unrealized appreciation
                                (depreciation) on investments and
                                foreign currency transactions                       (953,235)
                                                                                ------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
    AND FOREIGN CURRENCY TRANSACTIONS                                               (575,588)
                                                                                ------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS                   $ (539,322)
                                                                                ------------
                                                                                ------------

    The accompanying notes are an integral part of the financial statements.

- ------------------------------------------------------------------------------
                                       20

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS

                                                                                          For the Period
                                                                                         November 4, 1996
                                                                                   (commencement of operations)
                                                                                       to October 31, 1997
                                                                                   ----------------------------

NET ASSETS, BEGINNING OF PERIOD                                                             $       --
                                                                                         -------------
OPERATIONS:
         Net investment income (loss)                                                           36,266
         Net realized gain (loss) on investments sold                                          377,647
         Net change in unrealized appreciation (depreciation) on investments                  (953,235)
                                                                                         -------------
         Net increase (decrease) in net assets resulting from operations                      (539,322)
                                                                                         -------------

TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
         Contributions                                                                       7,554,417
         Withdrawals                                                                          (189,544)
                                                                                         -------------
         Net increase (decrease) in net assets from transactions in investors'
           beneficial interest                                                               7,364,873
                                                                                         -------------
         Net increase (decrease) in net assets                                               6,825,551
                                                                                         -------------
NET ASSETS, END OF PERIOD                                                                   $6,825,551
                                                                                         -------------
                                                                                         -------------

    The accompanying notes are an integral part of the financial statements.

- ------------------------------------------------------------------------------
                                       21

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

     Portfolio performance for the period:

                                                                                           For the Period
                                                                                          November 4, 1996
                                                                                              through
                                                                                        October 31, 1997(a)
- ------------------------------------------------------------------------------------------------------------
Ratio to Average Net Assets:
  Expenses including reimbursement/waiver of fees                                                1.20%(b)
  Expenses excluding reimbursement/waiver of fees                                                2.72%(b)
  Net investment income including reimbursement/waiver of fees                                   0.51%(b)

Average Commission Rate Per Share (c)                                                         $ 0.0389
Portfolio Turnover Rate                                                                         32.30%

- ------------------

(a) The Portfolio commenced operations on November 4, 1996.

(b) Annualized.

(c) Amount represents the average commission per share paid to brokers on the purchase and sale of equity securities on which commissions are charged.

    The accompanying notes are an integral part of the financial statements.

- ------------------------------------------------------------------------------
                                       22

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
NOTE 1. ORGANIZATION

         Schroder Capital Funds ('Schroder Core') was organized as a Delaware business trust on September 7, 1995. Schroder Core, which is registered as an open-end, managment investment company under the Investment Company Act of 1940, currently has six investment portfolios. Included in this report is Schroder International Smaller Companies Portfolio (the 'Portfolio'), a diversified portfolio that commenced operations on November 4, 1996. Under the Trust Instrument, Schroder Core is authorized to issue an unlimited number of interests without par value. Interests in the Portfolio are sold in private placement transactions without any sales charges to qualified investors, including open-end, management investment companies.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

         These financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual results could differ from those estimates.

         The following represent significant accounting policies of the
   Portfolio:

   SECURITY VALUATION

         Portfolio securities listed on recognized stock exchanges are valued at the last reported sale price on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last sale prices are not available are valued at the last sale price on the proceeding trading day or at closing mid-market prices. Securities traded in over-the-counter markets are valued at the most recent reported mid-market price. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market value. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by Schroder Core's Board of Trustees. Fair valued securities represented approximately 1.05% of total investments at October 31, 1997.

   SECURITY TRANSACTIONS AND INVESTMENT INCOME

         Investment transactions are accounted for on the trade date. Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Portfolio is informed of the ex-dividend date. Dividend income is recorded net of withholding tax. Interest income, including amortization of discount or premium, is recorded as earned. Identified cost of investments sold is used to determine realized gain and loss for both financial statement and federal income tax purposes. Foreign dividend and interest income amounts and realized capital gain and loss are converted to U.S. dollar equivalents using foreign exchange rates in effect at the date of the transactions.

         Foreign currency amounts are translated into U.S. dollars at the mean of the bid and asked prices of such currencies against U.S. dollars as follows: (i) assets and liabilities at the rate of exchange at the end of the respective period; and (ii) purchases and sales of securities and income and expenses at the rate of exchange prevailing on the dates of such transactions. The portion of the results of operations arising from changes in the exchange rates and the portion due to fluctuations arising from changes in the market prices of securities are not isolated. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

         The Portfolio may enter into forward contracts to purchase or sell foreign currencies to protect against the effect on the U.S. dollar value of the underlying portfolio of possible adverse movements in foreign exchange rates. Risks associated with such contracts include the movement in value of the foreign currency relative to the U.S. dollar and the ability of the counterparty to perform. Fluctuations in the value of such contracts are recorded daily as unrealized gain or loss; realized gain or loss include net gain or loss on contracts that have terminated by settlement or by the Portfolio entering into offsetting commitments.

- ------------------------------------------------------------------------------
                                       23

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   EXPENSE ALLOCATION

         Schroder Core accounts separately for the assets and liabilities and operation of each Portfolio. Expenses that are directly attributable to more than one Portfolio are allocated among the respective Portfolios.

   ORGANIZATIONAL COSTS

         Costs incurred by the Portfolio in connection with its organization and initial registration are being amortized on a straight line basis over a five year period.


NOTE 3. INVESTMENT ADVISORY AND OTHER SERVICES

   INVESTMENT ADVISER

         Schroder Capital Management International Inc. ('SCMI') is the investment adviser to the Portfolio. Pursuant to an Investment Advisory Agreement, SCMI is entitled to receive an annual fee, payable monthly, of 0.85% of the average daily net assets of the Portfolio.

   ADMINISTRATOR AND SUBADMINISTRATOR

         Effective November 26, 1996 and February 1, 1997, Schroder Core, on behalf of Portfolio, entered into Administration and Subadministration Agreements with Schroder Fund Advisors Inc. ('Schroder Advisors') and Forum Administrative Services, LLC ('Forum'). From November 26, 1996 through January 31, 1997, the Portfolio had a Subadministration Agreement with Forum Financial Services, Inc. ('FFSI') that was identical in all material terms to the February 1, 1997 Agreement with Forum. For its services, Schroder Advisors is entitled to receive compensation at an annual rate, payable monthly, of 0.15% of the average daily net assets of the Portfolio. For its services, Forum is entitled to receive compensation at an annual rate, payable monthly, of 0.075% of the average daily net assets of the Portfolio.

   TRANSFER AGENT

         Forum Financial Corp.(Registered) ('FFC') serves as the Portfolio's transfer agent and is entitled to compensation for those services from Schroder Core with respect to the Portfolio in the amount of $12,000 per year plus certain other fees and expenses.

   OTHER SERVICE PROVIDERS

         FFC also performs portfolio accounting for the Portfolio and is entitled to compensation for those services in the amount of $60,000 per year, plus certain amounts based upon the number and types of portfolio transactions.

NOTE 4. PURCHASES AND SALES OF SECURITIES

         The cost of securities purchased and the proceeds from sales of securities (excluding short-term securities) for the year ended October 31, 1997 aggregated $9,392,808 and $2,214,651, respectively.

         For federal income tax purposes, the tax basis of investment securities owned as of October 31, 1997 was $7,555,878 and the net unrealized depreciation of investment securities was $953,435. The aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost was $481,076, and the aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value was $1,434,511.

- ------------------------------------------------------------------------------
                                       24

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

NOTE 5. FEDERAL TAXES

         The Portfolio is not required to pay federal income taxes on its net investment income and net capital gain as it is treated as a partnership for federal income tax purposes. All interest, dividends, gain and loss of the Portfolio are deemed to have been 'passed through' to the partners in proportion to their holdings of the Portfolio regardless of whether such interest, dividends or gain have been distributed by the Portfolio.

NOTE 6. WAIVER OF FEES AND REIMBURSEMENT OF EXPENSES

         SCMI voluntarily has waived a portion of its advisory fees and has assumed certain expenses of the Portfolio so that its total expenses would not exceed 1.20% of the Portfolio's average daily net assets. Schroder Advisors, SCMI, Forum and FFC may waive voluntarily all or a portion of their fees from time to time. For the period ended October 31, 1997, fees waived and expenses reimbursed were as follows:

                                                   WAIVED     REIMBURSED
                                                   -------    ----------
              SCMI                                 $60,033     $ 36,598
              Schroder Advisors                     10,594           --

NOTE 7. CONCENTRATION OF RISK

         The Portfolio has a relatively large concentration of portfolio securities invested in companies domiciled in Japan and the United Kingdom. The Portfolio may be more susceptible to political, social and economic events adversely affecting Japanese and United Kingdom companies than portfolios not so concentrated.

- ------------------------------------------------------------------------------
                                       25

- ------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
- ------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Schroder Capital Funds and Investors of Schroder International Smaller Companies Portfolio:

     We have audited the accompanying statement of assets and liabilities of the Schroder International Smaller Companies Portfolio (a separate portfolio of Schroder Capital Funds), including the schedule of investments, as of October 31, 1997, and the related statement of operations, the statement of changes in net assets and the financial highlights for the period from November 4, 1996 (commencement of operations) to October 31, 1997. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Schroder International Smaller Companies Portfolio as of October 31, 1997, the results of its operations, the changes in its net assets and the financial highlights for the period from November 4, 1996 (commencement of operations) to October 31, 1997, in conformity with generally accepted accounting principles.

                                         Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 19, 1997

                                    APPENDIX


                      RATINGS OF CORPORATE DEBT INSTRUMENTS


                   MOODY'S INVESTORS SERVICE INC. ("MOODY'S")


                          FIXED-INCOME SECURITY RATINGS

"Aaa" Fixed-income securities which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa" Fixed-income securities which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade fixed-income securities. They are rated lower than the best fixed-income securities because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A" Fixed-income securities which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa" Fixed-income securities which are rated "Baa" are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such fixed-income securities lack outstanding investment characteristics and in fact have speculative characteristics as well.

                Fixed-income securities rated "Aaa", "Aa", "A" and "Baa" are considered investment grade.

"Ba" Fixed-income securities which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.

"B" Fixed-income securities which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

"Caa" Fixed-income securities which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

"Ca" Fixed-income securities which are rated "Ca" present obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

"C" Fixed-income securities which are rated "C" are the lowest rated class of fixed-income securities, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                Rating Refinements: Moody's may apply numerical modifiers, "1", "2", and "3" in each generic rating classification from "Aa" through "B" in its municipal fixed-income security rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and a modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

                            COMMERCIAL PAPER RATINGS

                Moody's Commercial Paper ratings are opinions of the ability to repay punctually promissory obligations not having an original maturity in excess of nine months. The ratings apply to Municipal Commercial Paper as well as taxable Commercial Paper. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: "Prime-1", "Prime-2", "Prime-3".

                Issuers rated "Prime-1" have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" have a strong capacity for repayment of short-term promissory obligations; and Issuers rated "Prime-3" have an acceptable capacity for repayment of short-term promissory obligations.
Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

               STANDARD & POOR'S RATING GROUP("STANDARD & POOR'S")

                          FIXED-INCOME SECURITY RATINGS

                A Standard & Poor's fixed-income security rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

                The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

                Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

"AAA" Fixed-income securities rated "AAA" have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

"AA" Fixed-income securities rated "AA" have a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

"A" Fixed-income securities rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than fixed-income securities in higher-rated categories.

"BBB" Fixed-income securities rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for fixed-income securities in this category than for fixed-income securities in higher-rated categories.

                Fixed-income securities rated "AAA", "AA", "A" and "BBB" are considered investment grade.

"BB" Fixed-income securities rated "BB" have less near-term vulnerability to default than other speculative grade fixed-income securities. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity or willingness to pay interest and repay principal.

"B" Fixed-income securities rated "B" have a greater vulnerability to default but presently have the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

"CCC" Fixed-income securities rated "CCC" have a current identifiable vulnerability to default, and the obligor is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

"CC" The rating "CC" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC" rating.

"C" The rating "C" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC-" rating.

"CI" The rating "CI" is reserved for fixed-income securities on which no interest is being paid.

"NR" Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

                Fixed-income securities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest degree of speculation. While such fixed-income securities will likely have some quality and protective characteristics, these are out-weighed by large uncertainties or major risk exposures to adverse conditions.

                Plus (+) or minus (-): The rating from "AA" TO "CCC" may be modified by the addition of a plus or minus sign to show relative standing with the major ratings categories.

                            COMMERCIAL PAPER RATINGS

                Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based upon current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information. Ratings are graded into group categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Ratings are applicable to both taxable and tax-exempt commercial paper.

                Issues assigned "A" ratings are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation "1", "2", and "3" to indicate the relative degree of safety.

"A-1" Indicates that the degree of safety regarding timely payment is very strong.

"A-2" Indicates capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated "A-1".

"A-3"           Indicates   a   satisfactory   capacity   for  timely   payment.
                Obligations carrying this designation are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements:

         Included in Part B for Schroder International Smaller Companies
         Portfolio:

         Audited financial statements for the fiscal period ended October 31, 1997, including: Schedule of Investments as of October 31, 1997; Statement of Assets and Liabilities -- October 31, 1997; Statement of Operations; Statement of Changes in Net Assets; Financial Highlights; Notes to Financial Statements; and Report of Independent Accountants dated December 19, 1997.

(b)      Exhibits:

Note:    * Indicates that the exhibit is incorporated herein by reference.

         (1)* Trust Instrument of Registrant (filed as Exhibit (1) to Registrant's Initial Registration Statement filed on November 1, 1995).

         (2)      Not applicable.

         (3)      Not applicable.

         (4)      Not applicable.

         (5) (a)* Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. ("SCMI") with respect to Schroder International Smaller Companies Portfolio and Schroder Global Asset Allocation Portfolio (filed as Exhibit 5(b) to
                           Amendment No. 4 via EDGAR on March 13, 1997, accession number 0000912057-97-008728).

                  (b) Investment Advisory Agreement between Registrant and SCMI with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed herewith).

                  (c) Investment Advisory Agreement between Registrant and SCMI with respect to Schroder U.S. Smaller Companies Portfolio and Schroder EM Core Portfolio (filed herewith).

                  (d) Investment Advisory Agreement between Registrant and SCMI with respect to Schroder Global Growth Portfolio (filed herewith).

         (6)      Not required.

         (7)      Not applicable.

         (8) Global Custody Agreement between Registrant and The Chase Manhattan Bank, N.A. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio (filed herewith).

         (9) (a)* Administration Agreement between Registrant and Schroder Fund Advisors Inc. ("Schroder Advisors") with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio, Schroder EM Core Portfolio and Schroder Global Growth Portfolio (filed as Exhibit 9(a) to Amendment No. 4 via EDGAR on March 13, 1997, accession number 0000912057-97-008728).

                  (b)* Subadministration Agreement between Registrant and Forum Administrative Services, LLC with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio and Schroder Global Asset Allocation Portfolio (filed as Exhibit 9(b) to
                           Amendment No. 4 via EDGAR on March 13, 1997, accession number 0000912057-97-008728).

                  (c) Transfer Agency and Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Portfolio, Schroder United
                           Kingdom Portfolio, and Schroder Global Growth Portfolio (filed herewith).

                  (d) Placement Agent Agreement between Registrant and Forum Financial Services, Inc. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Portfolio, Schroder United
                           Kingdom Portfolio, and Schroder Global Growth Portfolio (filed herewith).

         (10)     Not required.

         (11)     Not required.

         (12)     Not required.

         (13)     Not applicable.

         (14)     Not applicable.

         (15)     Not applicable.

         (16)     Not applicable.

         (17) Financial Data Schedule for Schroder International Smaller Companies Portfolio (filed herewith):



ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF JANUARY 30, 1998.

         Title of Class of Shares                                  Number
         of Beneficial Interest                                  of Holders
         -----------------------                                 -----------
         International Equity Fund                                      5
         Schroder EM Core Portfolio                                    11
         Schroder Emerging Markets Fund Institutional Portfolio         4
         Schroder Global Growth Portfolio                               4
         Schroder International Smaller Companies Portfolio             3
         Schroder U.S. Smaller Companies Portfolio                      7

ITEM 27.  INDEMNIFICATION.

         Registrant currently holds a joint directors' and officers'/errors and omissions insurance policy pursuant to Rule 17d-1(d)(7). Registrant is covered under a joint fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of Registrant to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Article 5 of the Registrant's Trust Instrument has been amended as of November 30, 1995 to incorporate Section 5.6 as set forth below. This section provides that covered trustees and officers of the Trust shall be indemnified by purchasers of interests in series of the Trust in the circumstances and to the extent provided for in said Section 5.6:

         Section 5.6

         "(a) Each Holder of an Interest shall indemnify and hold harmless the Trust and each Covered Person against any losses, claims, damages or liabilities, joint or several, to which the Trust or such Covered Person may become subject, under the 1933 Act or otherwise, specifically including, but not limited to losses, claims, damages or liabilities related to negligence on the part of the Trust or any Covered Person, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in a Holder Statement; and agrees to reimburse the Trust and each Covered Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the Holder of an Interest shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Misstatement made in such Holder Statement in reliance upon and in conformity with written information furnished to such Holder by the Trust or such Covered Person for use in the preparation thereof. The foregoing proviso shall not apply to exculpate a Holder under this Section 5.6(a) with respect to any losses, claims, damages or liabilities to which the Trust or any such Covered Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in any Holder Statement or portion thereof of such Holder, if such Misstatement only relates to: (1) any investment company or series thereof that does not and does not propose, as of the time the Misstatement is made, to invest all or a portion of its assets in a Series of the Trust or (2) to an offering of securities (as defined under the 1933 Act) of such Holder or its affiliates the proceeds from which are not and are not proposed, as of the time the Misstatement is made, to be invested in a Series of the Trust.

         "The indemnity provisions of this Section 5.6(a) shall inure to the benefit of each person, if any, who controls the Trust or any Covered Person within the meaning of the 1933 Act.

         "(b) The Trust shall indemnify and hold harmless each Holder against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the 1933 Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon any Misstatement in the Holder Statement of such Holder, in each case to the extent, but only to the extent, that such Misstatement was made in reliance upon and in conformity with written information furnished to such Holder by the Trust for inclusion therein, and will reimburse such Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action.

         "This indemnity provision in this Section 5.6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of each Holder and each person, if any, who controls such Holder within the meaning of the 1933 Act.

         "(c) Promptly after receipt by an indemnified  party under this Section
         5.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 5.6(a) or 5.6(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 5.6(a) or 5.6(b). In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party and that as a result thereof, the indemnified party shall reasonably conclude that it is inadvisable for it to be represented by counsel for the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (or the unreasonable withholding of such approval), the indemnifying party will not be liable to such indemnified party under Section 5.6(a) or 5.6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (1) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party, representing all the indemnified parties under Section 5.6(a) or 5.6(b) hereof who are parties to such action); (2) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed.

         "(d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to Section 5.6(a) or 5.6(b) but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 5.6(a) or 5.6(b) provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that,

         (i) if such losses, claims, damages or liabilities arise out of or are based upon a Misstatement described in the final sentence of Section 5.6(a), the Holder shall contribute the entire amount of such claims, damages or liabilities; and

         (ii) in all other circumstances, (A) the Holder and (B) the Trust and the Covered Persons shall contribute to such claims, damages and liabilities based on their respective fault or negligence with respect to such Misstatement, as determined by arbitration according to the procedural and substantive rules of the American Arbitration Association; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation.

         "(e)     For purposes of this Section 5.6, the following terms shall have the following meanings:

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Holder Statement" shall mean any registration statement or prospectus, as such terms are defined under the 1933 Act, or any other material or information, written or oral, distributed or communicated to shareholders or partners, or prospective shareholders or partners, of a Holder by or at the direction of such Holder, including, without limitation, proxies and proxy statements, as such terms are defined under the 1940 Act and the Exchange Act.

         "Misstatement" shall mean, with respect to any Holder Statement, any untrue statement or alleged untrue statement of any material fact, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "(f) The provisions of this Section 5.6 shall apply to each Holder effective on the date such Holder becomes a shareholder of the Trust and shall survive after such Holder no longer holds an interest in the Trust."

         Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Schroder Fund Advisors Inc., Registrant has
agreed to indemnify: (1) Schroder Fund Advisors, Inc. and Forum Financial Services, Inc. in the Administration and Subadministration Agreements, respectively; (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement; and (3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

          The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd."), a United Kingdom affiliate of SCMI, provides investment management services to international clients located principally in the United Kingdom.

          David M. Salisbury. Chief Executive Officer, Director and Chairman; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director.

          John A. Troiano. Managing Director and Senior Vice President; Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director; Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director.

          Sharon L. Haugh. Senior Vice President and Director; Director and Chairman of Schroder Advisors.

          Gavin D.L. Ralston. Senior Vice President and Director.

          Mark J. Smith. Senior Vice President and Director.

          Robert G. Davy. Senior Vice President; Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C.  John  Govett.   Director;  Group  Managing  Director  of  Schroder
          Investment Management Ltd. And Director of Schroders plc.

          Phillipa J. Gould. Senior Vice President and Director.

          Louise Croset. First Vice President and Director.

          Abdallah Nauphal. Group Vice President and Director.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

         (b)      Inapplicable.

         (c)      Inapplicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, LLC and its affiliates, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the 1940 Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York on the 10th day of February, 1998.



                                                         SCHRODER CAPITAL FUNDS


                                                   By: /s/    Catherine A. Mazza
                                                       -------------------------
                                                              Catherine A. Mazza
                                                                 Vice President

Index to Exhibits

Exhibit

5(b) Investment  Advisory  Agreement  between  Registrant  SCMI with  respect to
     International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio.

5(c) Investment  Advisory  Agreement  between  Registrant  SCMI with  respect to
     Schroder U.S. Smaller Companies Portfolio and Schroder EM Core Portfolio.

5(d) Investment  Advisory  Agreement  between  Registrant  SCMI with  respect to
     Schroder Global Growth Portfolio.

(8) Global Custody Agreement between Registrant and The Chase Manhattan Bank, N.A. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio.

9(c) Transfer Agency and Fund Accounting  Agreement between Registrant and Forum
     Financial Corp. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio.

9(d) Placement Agent Agreement between Registrant and Forum Financial  Services,
     Inc. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio.

17   Financial Data Schedule

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